Exhibit 2.1


                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                               EDT LEARNING, INC.,
                             A DELAWARE CORPORATION,

                                       AND

                               QUISIC CORPORATION,
                            A CALIFORNIA CORPORATION
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                                TABLE OF CONTENTS

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Section 1.     Terms of the Sale and Purchase of the Purchased Assets..........1

        1.1    Conveyance of Purchased Assets..................................1
        1.2    Excluded Assets.................................................2
        1.3    Purchase Price; Assumption of Liabilities.......................2
        1.4    Subsequent Actions..............................................3

Section 2.     Representations and Warranties of Seller........................3

        2.1    Corporate Existence; Good Standing..............................3
        2.2    Power and Authority for Transactions............................3
        2.3    Permits, Licenses and Governmental Authorizations...............4
        2.4    Corporate Records...............................................4
        2.5    Consents........................................................4
        2.6    Seller's Financial Information..................................4
        2.7    Leases..........................................................4
        2.8    Condition of Purchased Assets...................................4
        2.9    Title to and Encumbrances on Property...........................4
        2.10   Intellectual Property...........................................4
        2.11   Payroll Information; Employees..................................5
        2.12   Legal Proceedings...............................................6
        2.13   Contracts.......................................................6
        2.14   Subsequent Events...............................................6
        2.15   Taxes...........................................................7
        2.16   Liabilities; Debt...............................................8
        2.17   Insurance Policies..............................................8
        2.18   Employee Benefit Plans..........................................8
        2.19   Compliance with Laws in General.................................9
        2.20   No Untrue Representations.......................................9
        2.21   Customers.......................................................9
        2.22   Brokers and Finders.............................................9
        2.23   Website Content.................................................9

Section 3.     Representations and Warranties of Purchaser.....................9

        3.1    Corporate Existence: Good Standing..............................9
        3.2    Power and Authority.............................................9
        3.3    Brokers and Finders............................................10

Section 4.     Covenants of Seller............................................10

Section 5.     Covenants of Purchaser.........................................10

Section 6.     Purchaser's Conditions Precedent...............................10

        6.1    Representations and Warranties.................................10
        6.2    Covenants and Conditions.......................................10
        6.3    Proceedings....................................................10
        6.4    Closing Deliveries.............................................10
        6.5    Consents and Approvals.........................................11

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        6.6    Approval by the Board of Directors.............................11
        6.7    Due Diligence Review...........................................11
        6.8    No Material Adverse Change.....................................11
        6.9    Employees of Seller............................................11
        6.10   Lien Termination...............................................11
        6.11   Real Property..................................................11
        6.12   Prepayments Statements.........................................12

Section 7.     Seller Conditions Precedent....................................12

        7.1    Representations and Warranties.................................12
        7.2    Covenants and Conditions.......................................12
        7.3    Proceedings....................................................12
        7.4    Closing Deliveries.............................................12
        7.5    Employees of Seller............................................12
        7.6    Consents and Approvals.........................................12

Section 8.     Closing Deliveries.............................................12

        8.1    Deliveries of Seller...........................................12
        8.2    Deliveries of Purchaser........................................13

Section 9.     Nature and Survival of Representations and Warranties..........14

        9.1    Effect of Investigation........................................14

Section 10.    Termination....................................................14

Section 11.    Miscellaneous..................................................15

        11.1   Notices........................................................15
        11.2   Successors and Assigns.........................................16
        11.3   Entire Agreement...............................................16
        11.4   Governing Law; Severability....................................16
        11.5   Schedules and Exhibits.........................................16
        11.6   Waivers........................................................16
        11.7   Headings.......................................................16
        11.8   Counterparts...................................................16
        11.9   Confidentiality................................................16
        11.10  Expenses.......................................................17
        11.11  No Third Party Beneficiaries...................................17
        11.12  Further Assurances.............................................17

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                            ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT, ("Agreement") made and executed as of the 14th day of June, 2002, is by and among EDT LEARNING, INC., a Delaware corporation ("EDT" or "Purchaser"), and Quisic Corporation, a California corporation ("Seller").

                                   WITNESSETH:

     WHEREAS, Seller owns certain assets and has incurred certain liabilities in the e-learning business ("Seller's Business"); and

     WHEREAS, Seller wishes to sell to Purchaser, and Purchaser wishes to acquire from Seller, all of the Purchased Assets (defined herein) of Seller's Business, all upon the terms and subject to the conditions set forth herein; and

     NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

SECTION 1. TERMS OF THE SALE AND PURCHASE OF THE PURCHASED ASSETS.

     The purchase and sale of the Purchased Assets provided for in this Agreement (the "Closing") will occur on the 14th day of June, 2002 ("Closing Date"), unless another date (as soon as practical following the execution of this Agreement) is mutually agreed upon by Purchaser and Seller in writing. The sale of the Purchased Assets shall be based on the respective representations, warranties and agreements of Purchaser and Seller contained herein and shall be subject to the terms and conditions herein stated.

     1.1 CONVEYANCE OF PURCHASED ASSETS. Subject to and upon the terms and conditions contained herein, on the Closing Date, Seller shall sell, convey, transfer, deliver and assign to Purchaser all of Seller's right, title and interest in and to the assets of Seller's Business (personal, tangible and intangible)(except as otherwise provided herein) (the "Purchased Assets"). Without limiting the foregoing, the Purchased Assets specifically include:

          (a) All of the personal property, plant, furniture, fixtures, computer hardware, other equipment and goodwill of Seller's Business, as set forth in
SCHEDULE 1.1(A) to this Agreement;

          (b) All of the software, including source and object code, online video and computer-based training courses used in Seller's Business;

          (c) The trade names used by Seller, including all derivations thereof, together with any and all other names, slogans, trademarks, servicemarks, and logos used in Seller's Business, including but not limited to those set forth in
SCHEDULE 1.1(C) to this Agreement;

          (d) All accounts and notes receivable  related to Seller's Business in
SCHEDULE 1.1(D) to this Agreement.

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          (e) All  executory  vendor and  customer  contracts  pertaining  to or entered into in connection with Seller's Business (excluding this Agreement and the agreements, instruments and documents executed and delivered by Seller pursuant to this Agreement), as set forth in SCHEDULE 1.1(E) to this Agreement;

          (f) The books and records of Seller's Business relating to the Purchased Assets, e.g. bills of sale, purchase receipts and originally executed equipment leases;

          (g) All transferable licenses and other regulatory approvals necessary for or incident to the operation of Seller's Business; and

          (h) All administrative policy and procedure manuals, trade secrets, trademarks, service marks, marketing and promotional materials (including audiotapes, videotapes and printed materials), educational programs and all other property rights required for or incident to the marketing of the products and services of Seller's Business, and all books and records relating thereto,.

     1.2 EXCLUDED ASSETS. There shall be excluded from the Purchased Assets to be transferred and conveyed hereunder, and Seller shall retain all of its right, title and interest in and to the assets listed on SCHEDULE 1.2 to this Agreement.

     1.3 PURCHASE PRICE; ASSUMPTION OF LIABILITIES.

          (a)  PURCHASE PRICE.

               (i) As consideration for the sale of the Purchased Assets by Seller, Purchaser shall, on the Closing Date, pay to Seller Three Hundred Twenty Thousand Dollars ($320,000) by wire transfer. Additionally, following Closing, once Purchaser has received (i) the written consent of the Public Broadcasting Systems ("PBS') to the assignment by Seller to Purchaser of the Course Licensing and Distribution Agreement dated July 5, 2001 between Seller and PBS (the "PBS Contract") and (ii) the written consent of Employment Law Training, Inc. ("ELT") to the assignment by Seller to Purchaser of that certain Distribution Agreement dated July 7, 1999 between Seller and ELT (the "ELT Contract"), Purchaser shall assume Seller's outstanding obligations to Investor Growth Capital Limited,
     Investor Group L.P. and Leeds Equity Partners III, L.P. and their respective affiliates under that certain Secured Line of Credit Demand Promissory Note dated April 30, 2002 in the original principal amount of $225,000 and that certain Secured Line of Credit Demand Promissory Note in the original principal amount of $100,000 dated March 28, 2002, as amended (collectively, the "Secured Notes"), the aggregate outstanding principal amount of which is $920,000 at the date of this Agreement.

          The purchase price shall be allocated for federal income tax purposes as set forth on SCHEDULE 1.3(A).

          (b) ASSUMPTION OF LIABILITIES. Except for obligations from and after the Closing Date under contracts assigned by Seller to Purchaser pursuant to the terms of this Agreement and the obligations under the Secured Notes (following receipt of each of the consents referenced in SECTION 1.3(A)(I)), Purchaser

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shall not assume any other liabilities,  commitments or obligations of Seller in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, Seller's liabilities, obligations or commitments for: (i) employee or independent contractor salaries, wages, or bonuses, payroll taxes, or benefits payable to employees or independent contractors retained by Seller; (ii) any liability based upon or arising out of any tortious or wrongful actions related to Seller's Business occurring prior to the Closing Date; (iii) any liability for the payment of any taxes imposed by law on Seller arising from or by reason of the operation of Seller's Business prior to the Closing Date or the transactions contemplated by this Agreement; nor (iv) any liability incurred or to be incurred pursuant to any claims, suits or actions based on the operation of Seller's Business prior to the Closing Date, whether or not pending or threatened against Seller as of the Closing Date.

     1.4 SUBSEQUENT ACTIONS. Seller will from time to time subsequent to the Closing Date, at Purchaser's request and without further consideration, execute and deliver such other instruments of conveyance, assignment and transfer, and take such other actions, as Purchaser may reasonably request in order to more effectively convey, assign, transfer to and vest in Purchaser the Purchased Assets.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF SELLER.

     Seller hereby represents and warrants to Purchaser the following:

     2.1 CORPORATE EXISTENCE; GOOD STANDING. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Seller has all necessary corporate powers to own the Purchased Assets and to carry on Seller's Business as such business is now being conducted. Seller is qualified to do business as a foreign corporation in each other state or jurisdiction where qualification is required in connection with Seller's Business, which states or other jurisdictions are listed on SCHEDULE
2.1 attached hereto, except where failure to so qualify would not have a material adverse effect.

     2.2 POWER AND AUTHORITY FOR TRANSACTIONS. Seller has the corporate power to execute, deliver and perform this Agreement and all agreements and other documents executed and delivered by it pursuant to this Agreement or to be executed and delivered by it on the Closing Date, and has taken all action required by law, its Articles of Incorporation, and its Bylaws, to authorize the execution, delivery and performance of this Agreement and such related documents. Seller has the legal capacity to enter into and perform this
Agreement and the other agreements to be executed and delivered by it in connection herewith. Seller has obtained the necessary approval of its shareholders in order to consummate the transactions contemplated herein. This Agreement and all agreements and documents executed and delivered in connection herewith have been, or will be as of the Closing Date, duly executed and delivered by Seller, and constitute or will constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The execution and delivery of this Agreement, and the agreements executed and delivered by Seller pursuant to this Agreement or to be executed and delivered by Seller on the Closing Date, do not, and the consummation of the actions contemplated hereby will not, violate any provision of the Articles of Incorporation or Bylaws of Seller or any provisions

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of, or result in the acceleration  of, any obligation under any mortgage,  lien, lease, agreement, rent, instrument, order, arbitration award, judgment or decree to which Seller is a party or by which Seller is bound, or violate any material restrictions of any kind to which Seller is subject, or result in any lien or encumbrance on any of the Purchased Assets.

     2.3 PERMITS, LICENSES AND GOVERNMENTAL AUTHORIZATIONS. All permits material licenses and other governmental authorizations and approvals required to be maintained by Seller have been duly obtained and are in full force and effect. There are no proceedings pending or, to the knowledge of Seller, threatened, which may result in the revocation, cancellation or suspension, or any adverse modification, of any thereof.

     2.4 CORPORATE RECORDS. True and correct copies of the Articles of Incorporation and Bylaws of Seller and all amendments thereto have been delivered to Purchaser.

     2.5 CONSENTS. Except as set forth in SCHEDULE 2.5, no consent, authorization, permit, license or filing with any governmental authority, any lender, lessor, any manufacturer or supplier or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement by the Seller.

     2.6 SELLER'S FINANCIAL INFORMATION. Attached hereto as SCHEDULE 2.6 are Seller's unaudited financial statements at and for the fiscal year ending December 31, 2001 and unaudited financial statements at and for the period ending May 31, 2002 (May 31, 2002 being referred to herein as the "Financials Date") reflecting the results of the operations and financial condition of Seller at and for the periods then ended which have been prepared in accordance with generally accepted accounting principles, consistently applied (the "Financial Statements"). The Financial Statements: (i) fairly and accurately present the financial position of Seller as of the dates indicated and present the results of Seller's operations for the periods then ended; and (ii) are in accordance with the books and records of Seller which have been properly maintained and are complete and correct in all material respects.

     2.7 LEASES. A list of all material personal property leases pursuant to which Seller leases, as lessor or lessee, property used in operating the Purchased Assets as of the date hereof is attached as SCHEDULE 2.7. All such leases listed are valid and enforceable in accordance with their respective terms, and there is not under any such lease any existing material default by Seller, as lessor or lessee, or any condition or event of which Seller has knowledge which with notice or lapse of time, or both, would constitute a default, in respect of which Seller has not taken adequate steps to cure such default or to prevent a default from occurring.

     2.8  CONDITION  OF  PURCHASED   ASSETS.   All  tangible   Purchased  Assets
transferred to Purchaser under this Agreement are in good condition and repair subject to normal wear and tear.

     2.9 TITLE TO AND ENCUMBRANCES ON PROPERTY. Seller owns good, valid and marketable title to all of the Purchased Assets, free and clear of any liens, claims, charges, exceptions or encumbrances, except for those, if any, which are set forth in SCHEDULE 2.9 attached hereto.

     2.10 INTELLECTUAL PROPERTY. Set forth in SCHEDULE 2.10 is a true and correct description of the following proprietary rights owned by Seller (the "Proprietary Rights"): (i) all registered trade-marks, trade-names, Internet

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domain names, service marks and other trade designations, including applications therefor, and (ii) all registered patents and copyrights, including applications therefor, currently owned, in whole or in part, by Seller with respect to Seller's Business. SCHEDULE 2.10 identifies, to the best of Seller's knowledge:
(i) all licenses, royalties, assignments and other similar agreements relating to the Proprietary Rights to which Seller is a party (including expiration date if applicable); and (ii) all agreements, other than end user license agreements or other similar agreements for the use of off the shelf software, relating to patents, copyrights, trademarks, trade names, service marks, computer programs and other computer software, technology, know-how or processes that Seller is licensed or authorized to use by others (the "Third Party Rights"), or which it licenses or authorizes others to use. Except as set forth in SCHEDULE 2.10, Seller owns or has the unrestricted right to use all of its Proprietary Rights including its patents, patent applications, trade-marks, trade names, Internet domain names or URL's including, without limitation, www.Quisic.com, its computer programs and other computer software, service marks and copyrights, if any, necessary to conduct its business without conflict with the rights of others. Except as expressly set forth in the agreements listed on SCHEDULE 2.10 hereto, Seller has the sole and exclusive right to use the Proprietary Rights without infringing or violating the rights of any third parties. Except as expressly set forth in the agreements listed on SCHEDULE 2.10 hereto, use of the Proprietary Rights and the Third Party Rights does not require the consent of any other person and the Proprietary Rights are freely transferable. No claim has been asserted to Seller by any person to the ownership of or right to use any the Proprietary Right or challenging or questioning the validity or effectiveness of any license or agreement constituting a part of any Proprietary Right, and Seller does not know of any valid basis for any such claim. Each of the Proprietary Rights is valid and subsisting, has not been cancelled, abandoned or otherwise terminated and, if applicable, has been duly issued or filed.

     Seller has no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of Seller infringes upon or involves, or has resulted in the infringement of, any proprietary right of any other person or other entity; and no proceedings have been instituted, are pending or are threatened against Seller that challenge the rights of Seller with respect to the Proprietary Rights, the Third Party Rights or any software or computer program used by Seller in its ordinary course of business. Seller has no knowledge of any claim that any current or former employee or consultant claims any interest in, or right to use, the Proprietary Rights, nor has any current or former employee retained any interest in or to any of the Proprietary Rights.

     The Proprietary Rights, the Third Party Rights, and any technology, know-how, processes, computer programs and other computer software (including any copyrights inhering therein) owned by Seller constitute the only intellectual property used by Seller in the operation of its business, other than intellectual property used under off-the-shelf end user licenses.

     2.11 PAYROLL INFORMATION; EMPLOYEES. Set forth on SCHEDULE 2.11 attached hereto is a true and complete list, as of the date of this Agreement of: (a) the name of each employee, consultant, or independent contractor that is employed by Seller in connection with Seller's Business; (b) the most recent payroll report of Seller related to Seller's Business, showing all the current levels of compensation of all such employees, consultants or independent contractors; (c) promised increases in compensation for such employees, consultants or independent contractors; (d) oral or written employment agreements or independent contractor agreements (and all amendments thereto) to which Seller

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is a party which require Seller to pay annual  compensation in excess of $75,000 in connection with Seller's Business, copies of which have been delivered to Purchaser. Seller has previously provided to Purchaser access to or true and accurate copies of all employee manuals, materials, policies, procedures and work-related rules To it knowledge, Seller has not engaged in any unfair labor practice. There are no unfair labor practice charges or complaints pending or to the knowledge of Seller, threatened against Seller, and Seller has never been a party to any agreement with any union, labor organization or collective bargaining unit.

     2.12 LEGAL PROCEEDINGS. Other than as set forth on SCHEDULE 2.12, neither Seller, nor Seller's Business, nor any of the Purchased Assets are subject to any pending, nor does Seller have knowledge of any threatened, litigation, governmental investigation, condemnation or other proceeding against or relating to or affecting Seller, Seller's Business, or any of the Purchased Assets, the operations, business or prospects of Seller's Business, or the transactions contemplated by this Agreement, and, to the knowledge of Seller, no basis for any such action exists.

     2.13 CONTRACTS. Seller has delivered to Purchaser true copies of all written, and disclosed to Purchaser all material oral, outstanding contracts, obligations and commitments of Seller relating to Seller's Business ("Contracts"), all of which are listed or incorporated by reference to SCHEDULE
2.7 (in the case of leases), SCHEDULE 2.11 (in the case of employment agreements) and SCHEDULE 1.1(E) (in the case of Contracts other than leases and employment agreements ) attached hereto. Except as otherwise indicated on such Schedules, all of such Contracts are valid, binding and enforceable in accordance with their terms and are in full force and effect, and no defenses, offsets or counterclaims have been asserted or may be made by any party thereto. Except as indicated on such Schedules, there is not under any such Contract any existing default by Seller, or any condition or event of which Seller has knowledge which with notice or lapse of time, or both, would constitute a default. Except as indicated on SCHEDULE 2.5, there is not under any such Contract a requirement that a party to such Contract other than Seller consent to the assignment of such Contract to Purchaser in connection with the consummation of the transactions contemplated by this Agreement. Seller has no knowledge of any default by any other party to such Contracts. Seller has not received notice of the intention of any party to any Contract to cancel or terminate any Contract and Seller has no reason to believe that any amendment or change to any Contract is contemplated by any party thereto. Other than those contracts, obligations and commitments of Seller listed on SCHEDULE 2.7,
SCHEDULE 2.11 and SCHEDULE 1.1(E), Seller is not a party to any material written or oral agreement contract, lease or arrangement that relates in any way to Seller's Business.

     2.14 SUBSEQUENT EVENTS. Except as set forth on SCHEDULE 2.14, Seller has not, in connection with Seller's Business, since the Financials Date:

          (a) Knowingly incurred any material obligation or liability (absolute, accrued, contingent or otherwise) or entered into any contract, lease, license or commitment, relating to Seller's Business, except in connection with the performance of this Agreement, other than in the ordinary course of business or knowingly incurred any indebtedness;

          (b) Knowingly discharged or satisfied any material lien or encumbrance, or paid or satisfied any material obligation or liability in connection with Seller's Business (absolute, accrued, contingent or otherwise)

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other than (i) liabilities  shown or reflected on Seller's  balance sheet at the
Financials Date (the "Balance Sheet") or (ii) liabilities incurred since the Financials Date in the ordinary course of business;

          (c) Lost or terminated any employee, customer or supplier of Seller's Business, that has, individually or in the aggregate, had a material adverse effect on its business;

          (d) Mortgaged, pledged or subjected to any lien, charge or other encumbrance any of the Purchased Assets;

          (e) Sold or contracted to sell or transferred or contracted to transfer any of the Purchased Assets used in the conduct of Seller's Business, or canceled any debts or claims or waived any rights, except in the ordinary course of business;

          (f) Except in the ordinary course of business consistent with past practices, granted any increase in the rates of pay of employees, independent contractors or agents whose employment relates to Seller's Business, or by means of any bonus or pension plan, contract or other commitment, increased the compensation of such person;

          (g) Authorized or incurred any capital expenditures in excess of Five Thousand and No/100 Dollars ($5,000.00) relating to Seller's Business;

          (h) Except for this Agreement and any other agreements executed and delivered pursuant to this Agreement, entered into any material transaction related to Seller's Business other than in the ordinary course of business or permitted hereunder;

          (i) Experienced damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting Seller's Business, or experienced any other material adverse change in the financial condition, Purchased Assets, prospects, or liabilities of Seller's Business;

          (j) Suffered any material adverse change related to Seller's Business or to the Purchased Assets.

     2.15 TAXES. Seller has filed all tax returns (including tax reports and other statements) required to be filed by it, and made all payments of taxes (including any interest, penalty or addition thereto) required to be made by it, on or before the date of this Agreement, with respect to income taxes, real and personal property taxes, sales taxes, use taxes, employment taxes, excise taxes and other taxes. All such tax returns are complete and accurate in all respects and properly reflect the relevant taxes for the periods covered thereby. Except as would not reasonably be expected to have a material adverse effect on the business or operations of Seller, Seller has no tax liability, except for real and personal property taxes for the current period not yet due and payable and sales, use, employment and similar taxes for periods as to which such taxes have not yet become due and payable. Seller has not received any notice that any tax deficiency or delinquency has been asserted against Seller. To Seller's knowledge, there are no audits relating to taxes of Seller threatened, pending or in process. Seller is not currently the beneficiary of any waiver of any statute of limitations in respect of taxes nor of any extension of time within which to file any tax return or to pay any tax assessment or deficiency. There are no liens or encumbrances relating to taxes on or threatened against any of the Purchased Assets. To its knowledge, Seller has withheld and paid all taxes required by law to have been withheld and paid by it. Seller has delivered to Purchaser correct and complete copies of Seller's three most recently filed annual state and federal income tax returns, together with all examination reports and statements of deficiencies assessed against or agreed to by Seller during the three (3) calendar year period preceding the date of this Agreement.

     2.16 LIABILITIES; DEBT. Except to the extent reflected or reserved against on the Balance Sheet or as otherwise disclosed herein or on the Schedules hereto, Seller did not have, as of the Financials Date, and has not incurred since that date and will not have incurred as of the Closing Date, any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, related to Seller's Business, other than those incurred in the ordinary course of business or as would not reasonably be expected to have a material adverse effect on the business or operations of Seller. Seller does not know, or have grounds to know, of any basis for the assertion against Seller as of the Financials Date, of any material claim or liability of any nature, related to Seller's Business in any amount not fully reflected or reserved against on the Balance Sheet, or of any claim or liability of any nature arising since that date other than those incurred in the ordinary course of business or contemplated by this Agreement. All indebtedness of Seller related to Seller's Business (including without limitation, indebtedness for borrowed money, guaranties and capital lease obligations) is described on SCHEDULE 2.16 attached hereto.

     2.17 INSURANCE POLICIES. Seller carries property, liability, workers' compensation and such other types of insurance , with coverage amounts comparable to companies engaged in similar businesses and similarly situated. Valid and enforceable policies are outstanding and duly in force and will remain duly in force through the Closing Date. True and correct copies of such policies have been delivered to Purchaser. Seller has not received notice or other communication from the issuer of any such insurance policy canceling or amending such policy or threatening to do so. Seller does not have any outstanding claims, settlements or premiums owed against any insurance policy.

     2.18 EMPLOYEE BENEFIT PLANS. Except as set forth on SCHEDULE 2.18 attached hereto, Seller has not established, nor maintains, nor is obligated to make contributions to or under or otherwise participate in, with regard to Seller's Business, (a) any bonus or other type of compensation or employment plan, program, agreement, policy, commitment, contract or arrangement (whether or not set forth in a written document); (b) any pension, profit-sharing, retirement or other plan, program or arrangement; or (c) any other employee benefit plan, fund or program, including, but not limited to, those described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). All such plans listed on SCHEDULE 2.18 have been operated and administered in all material respects in accordance with all applicable laws, rules and regulations, including without limitation, ERISA, the Internal Revenue Code of 1986, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws.

     2.19 COMPLIANCE WITH LAWS IN GENERAL. Seller has complied in all material respects with all applicable laws, rules, regulations and licensing requirements, including, without limitation, the Federal Environmental Protection Act, the Occupational Safety and Health Act, the Americans with Disabilities Act and any environmental laws Seller has not received any notice of a violation of any federal, state and local laws, regulations and ordinances relating to the operations of the business and Purchased Assets and no notice of any pending inspection or violation of any such law, regulation or ordinance has been received by Seller.

     2.20 NO UNTRUE REPRESENTATIONS. No representation or warranty by Seller in this Agreement, and no Exhibit or certificate issued or executed by, or information furnished by, executive officers or directors of Seller and furnished or to be furnished to Purchaser pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading.

     2.21 CUSTOMERS. Set forth in SCHEDULE 2.21 is a complete and accurate list of the ten (10) largest customers of Seller's Business in terms of dollar volume of transactions for the last fiscal year and the current fiscal year to date, showing, with respect to each, the name, address and aggregate dollar volume of business from such customer.

     2.22 BROKERS AND FINDERS. Neither Seller, nor any shareholder, director, officer, employee or agent of Seller has retained any broker or finder in connection with the transactions contemplated by this Agreement.

     2.23 WEBSITE CONTENT. To the knowledge of Seller, the www.Quisic.com website does not contain any content that is obscene or would cause damage to the reputation of Seller, or is defamatory or libelous toward any person or entity; or contains viruses or other computer programs that could cause damage to Seller's or an end user's computer or data.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

     Purchaser represents and warrants to Seller the following:

     3.1 CORPORATE EXISTENCE: GOOD STANDING. Purchaser is a corporation duly organized and existing and in good standing under the laws of the State of Delaware.

     3.2 POWER AND AUTHORITY. Purchaser has corporate power to execute, deliver and perform this Agreement and all agreements and other documents executed and delivered by it pursuant to this Agreement or to be executed and delivered on the Closing Date, and has taken all actions required by law, its Certificate of Incorporation, its Bylaws or otherwise, to authorize the execution, delivery and performance of this Agreement and such related documents. Purchaser has the legal capacity to enter into and perform this Agreement and the other agreements to be executed and delivered by it in connection herewith. This Agreement and all agreements and documents executed and delivered in connection herewith have been or will be as of the Closing Date, duly executed and delivered by Purchaser, and constitute or will constitute the legal, valid, and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The execution and delivery of this Agreement and the agreements related hereto executed and delivered pursuant to this Agreement or to be executed and delivered on the Closing Date do not and, subject to the receipt of consents to assignments of leases and other contracts where required and the receipt of regulatory approvals where required, the consummation of the transactions contemplated hereby will not, violate any provision of the Certificate of Incorporation or Bylaws of Purchaser or any provisions of, or result in the acceleration of, any obligation under any mortgage, lien, lease, agreement instrument, order, arbitration award, judgment or decree to which Purchaser is a party or by which it is bound, or violate any restrictions of any kind to which Purchaser is subject.

     3.3 BROKERS AND FINDERS. Neither Purchaser, nor any of its shareholders, directors, officers, employees or agents has retained any broker or finder in connection with the transactions contemplated by this Agreement.

SECTION 4. COVENANTS OF SELLER.

     Seller agrees that between the date hereof and the Closing Date, Seller shall use its best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions. Seller shall, within two (2) weeks) following the Closing, provide Purchaser with copies of the audited financial statements of Seller for the years ended December 31, 2001 and December 31, 2000, the fee for which Seller has already paid in full.

SECTION 5. COVENANTS OF PURCHASER.

     Purchaser agrees that between the date hereof and the Closing Date, Purchaser shall use its best efforts to cause the consummation of the transactions contemplated hereby in accordance with its terms and provisions.

SECTION 6. PURCHASER'S CONDITIONS PRECEDENT.

     The obligations of Purchaser hereunder are subject to the fulfillment or waiver of each of the following conditions upon the earliest to occur of June 14, 2002 or the Closing Date:

     6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained herein shall have been true and correct in all material respects when initially made and shall be true and correct in all material respects as of the Closing Date.

     6.2 COVENANTS AND CONDITIONS. Seller shall have performed and complied with all covenants and conditions required by this Agreement to be performed and complied with by Seller prior to the Closing Date.

     6.3 PROCEEDINGS. No action, proceeding or order by any court or governmental body shall have been threatened orally or in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby and no bankruptcy proceeding involving Seller shall have commenced.

     6.4 CLOSING DELIVERIES. Purchaser shall have received all documents, duly executed in a form satisfactory to Purchaser and its counsel, referred to in
SECTION 8.1.

     6.5 CONSENTS AND APPROVALS. Seller shall have obtained third-party approvals and consents to the consummation of the transactions contained herein that are listed on SCHEDULE 6.5 on terms and conditions reasonably satisfactory to Purchaser.

     6.6 APPROVAL BY THE BOARD OF DIRECTORS. This Agreement and the transactions contemplated hereby shall have been approved by the Board of Directors and shareholders of Purchaser.

     6.7 DUE DILIGENCE REVIEW. By the Closing Date, Purchaser shall have completed a due diligence review of Seller's Business, and its legal, financial and operating condition, including its financial statements, the results of which shall be satisfactory to Purchaser in its sole discretion.

     6.8 NO MATERIAL ADVERSE CHANGE. Except as provided in the Schedules hereto, no material adverse change in the condition (financial or otherwise), operations, liabilities, business or prospects of Seller relating to Seller's Business or in the condition of the Purchased Assets shall have occurred since the Financials Date.

     6.9 EMPLOYEES OF SELLER.

          (a) As of the Closing Date, Seller shall have terminated all employees, consultants and independent contractors identified on SCHEDULE 6.9 and Seller shall have presented Purchaser written evidence satisfactory to the Purchaser of satisfaction by Seller of all accrued vacation or other compensation claims payable to the employees listed on SCHEDULE 6.9 ("Employee Releases").

     6.10 LIEN TERMINATION. Seller shall have delivered to Purchaser UCC-3 Amendment Statements (the "Amendment Statements") with respect to UCC-1
Financing Statements filed by Investor Growth Capital Limited and Investor Group, L.P. (collectively, "IGC") and Leeds Equity Partners III, L.P. ("Leeds") releasing all liens held by IGC and Leeds in the Purchased Assets (other than rights to payment under the PBS Contract and rights to payment under the ELT Contract) or written authorization from such entities authorizing Seller to file the Amendment Statements. Following Closing, Seller shall use its best efforts to obtain authorization to file UCC-3 Termination Statements from Arthur Andersen, LLP ("Andersen") releasing all liens held by Andersen in the Purchased Assets. Such "best efforts" shall include (to the extent that revised Article 9 of the Uniform Commercial Code has been adopted in the jurisdictions in which Andersen has filed financing statements related to the Purchased Assets), delivery by Seller to Andersen on or before June 20, 2002 of an authenticated demand to have termination statements filed related to the Purchased Assets pursuant to Section 9-509(d)(2) of the Uniform Commercial Code and, if Andersen fails to so file or send UCC-3 Termination Statements (as required by subdivision (a) or (c) of Section 9-513 of the Uniform Commercial Code), Seller shall file UCC-3 Termination Statements, as contemplated under Section 9-509(d)(2) of the Uniform Commercial Code.

     6.11 REAL PROPERTY. Purchaser shall have made on terms satisfactory to it, arrangements to use the premises leased by Seller on a month-to-month basis.

     6.12 PREPAYMENTS STATEMENTS. Seller shall have delivered to Purchaser a statement setting forth all customer prepayments and deposits made to Seller (the "Prepayments Statement").

SECTION 7. SELLER CONDITIONS PRECEDENT.

     The obligations of Seller hereunder are subject to the fulfillment or waiver of each of the following conditions upon the earliest to occur of June 14, 2002 or the Closing Date:

     7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained herein shall have been true and correct in all material respects when initially made and shall be true and correct in all material respects as of the Closing Date.

     7.2 COVENANTS AND CONDITIONS. Purchaser shall have performed and complied with all covenants and conditions required by this Agreement to be performed and complied with by Purchaser prior to the Closing Date.

     7.3 PROCEEDINGS. No action, proceeding or order by any court or governmental body shall have been threatened orally or in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

     7.4 CLOSING DELIVERIES. Seller shall have received all documents, duly executed in form satisfactory to Seller and its counsel, referred to in SECTION 8.2.

     7.5 EMPLOYEES OF SELLER. On the Closing Date, Purchaser shall offer employment to substantially all of the employees of Seller listed on SCHEDULE 6.9, and, in connection therewith shall provide each such employee with the opportunity to take unpaid leave from Seller with respect to those accrued and unused vacation days for which such employee was paid upon termination from Seller.

     7.6 CONSENTS AND APPROVALS. Seller shall have obtained all necessary government and other third-party approvals and consents to the consummation of the transactions contained herein that are listed on SCHEDULE 6.5 on terms and conditions reasonably satisfactory to Purchaser.

SECTION 8. CLOSING DELIVERIES.

     8.1 DELIVERIES OF SELLER. At the Closing, Seller shall deliver to Purchaser the following, all of which shall be in a form satisfactory to counsel to
Purchaser:

          (a) a copy of the resolutions of the Board of Directors and of the shareholders of Seller authorizing the execution, delivery and performance of this Agreement and all related documents and agreements to be executed by Seller in connection therewith;

          (b) a certificate of the Secretary of Seller certifying as to the incumbency of the directors and officers of Seller, certifying as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of Seller, and certifying that certain documents provided to Purchaser, including Seller's Articles of Incorporation and Bylaws and the resolutions referred to in subsection (a) above, are true and correct copies of the originals thereof;

          (c) a certificate of the President of Seller, dated as of the Closing Date, as to (i) the truth and correctness of the representations and warranties of Seller contained herein; (ii) the performance of and compliance by Seller with all covenants contained herein; and (iii) the satisfaction of all conditions precedent of Seller contained herein;

          (d) a certificate, dated within ten (10) days of the Closing Date, of the Secretary of the State of California establishing that Seller is in existence and is in good standing to transact business in its state of incorporation;

          (e) an opinion of counsel to Seller opining as to the execution and delivery of this Agreement and the other documents and agreements to be executed pursuant hereto, the good standing and authority of Seller, the enforceability of this Agreement and the other agreements and documents to be executed in connection herewith, and other matters reasonably requested by Purchaser;

          (f) a Bill of Sale executed by Seller in the form of EXHIBIT A;

          (g) an Assignment and Assumption Agreement executed by Seller in the form of EXHIBIT B (the "Assignment and Assumption Agreement");

          (h) all authorizations, consents, approvals, permits and licenses referred to in SECTION 6.5;

          (i) the Amendment Statements executed by IGC and Leeds;

          (j) an Assignment of Trademarks executed by Seller in the form of EXHIBIT C;

          (k) the Employee Releases;

          (l) the Prepayments Statements; and

          (m) such other instruments and documents as reasonably requested by Purchaser to carry out and effect the purpose and intent of this Agreement.

     8.2 DELIVERIES OF PURCHASER. At the Closing, Purchaser shall deliver to Seller the following, all of which shall be in a form satisfactory to counsel to
Seller:

          (a) Cash by wire transfer of Three Hundred Twenty Thousand Dollars ($320,000);

          (b) a copy of the resolutions of the Board of Directors of Purchaser (or a committee thereof if within the authority of such committee) authorizing the execution, delivery and performance of this Agreement and all related documents and agreements each certified by the Secretary of Purchaser as being true and correct copies of the original thereof;

          (c) a certificate of the Chief Executive Officer of Purchaser as of the Closing Date, as to (i) the truth and correctness of the representations and warranties of Purchaser contained herein; (ii) the performance of and compliance by Purchaser with all covenants contained herein; and (iii) the satisfaction of all conditions precedent of Purchaser contained herein;

          (d) a certificate of the Secretary of Purchaser certifying as to the incumbency of the directors and officers of Purchaser and as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of Purchaser;

          (e) certificates, dated within ten (10) days of the Closing Date, of the Secretary of the State of Delaware and Arizona establishing that Purchaser is in existence and is in good standing to transact business in the States of Delaware and Arizona;

          (f) an opinion of counsel to Purchaser opining as to the execution and delivery of this Agreement and the other documents and agreements to be executed pursuant hereto, the good standing and authority of Purchaser, the enforceability of this Agreement and the other agreements and documents to be executed in connection herewith, and other matters reasonably requested by Seller;

          (g) the Assignment and Assumption Agreement executed by Purchaser;

          (h) such other instruments and documents as reasonably requested by Seller to carry out and effect the purpose and intent of this Agreement.

SECTION 9. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     All representations and warranties in this Agreement, including any certificate or Schedule made a part thereof or Exhibit delivered pursuant to this Agreement, shall survive the Closing and continue in full force and effect until the first anniversary of the Closing Date (referred to herein as the "Termination Date"). Notwithstanding the foregoing, the provisions of SECTION
2.15 shall continue for six (6) months after the expiration of the applicable statute of limitations for assessment of additional taxes.

     9.1 EFFECT OF INVESTIGATION. No investigation or inquiry made by either party shall, regardless of the Closing of the transactions contemplated hereby, affect or limit any representation or warranty made by the other party or in any Schedule delivered by any of them pursuant hereto or any right of indemnification contained in this Agreement.

SECTION 10. TERMINATION.

     This Agreement may be terminated:

          (a) at any time prior to the Closing Date by Purchaser by delivery by Purchaser of written notice to Seller if any representation or warranty of Seller contained in this Agreement or in any certificate or other document executed and delivered by Seller pursuant to this Agreement is or becomes untrue or breached in any material respect or if Seller fails to comply in any material respect with any covenant or agreement contained herein;

          (b) at any time prior to the Closing Date by Seller by delivery of written notice to Purchaser if any representation or warranty of Purchaser contained in this Agreement or in any certificate or other document executed and delivered by Purchaser pursuant to this Agreement is or becomes untrue or breached in any material respect or if Purchaser fails to comply in any material respect with any covenant or agreement contained herein;

          (c) by Purchaser by delivery of written notice to Seller if the transactions contemplated hereby shall not have been consummated by July 31, 2002; or

          (d) by Seller by delivery of written notice to Purchaser if the transactions contemplated hereby shall not have been consummated by July 31, 2002.

SECTION 11. MISCELLANEOUS.

     11.1 NOTICES.

     If to Purchaser:

                      EDT Learning, Inc.
                      2999 N. 44th St., Suite 650
                      Phoenix, Arizona 85018-7273
                      Attention: James L. Dunn, Jr.
                      Phone: 602-952-1200

     With a Copy to:

                      Jackson Walker L.L.P.
                      901 Main Street
                      Suite 6000
                      Dallas, Texas 75202
                      Attention: James S. Ryan, III
                      Phone: 214-953-5801

     If to Seller:

                      Quisic Corporation
                      6255 Sunset Blvd., Suite 801
                      Los Angeles, California 90028
                      Attention: President
                      Phone: _____________

     With a Copy to:

                      Shaw Pittman LLP
                      2029 Century Park East
                      Los Angeles, California 90067-2914
                      Attention: Eric A. Klein, Esq.
                      Phone: 310-551-4500

     Or such other address as shall be furnished in writing by any party to the other party. All such notices shall be considered received: (a) if transmitted by certified mail, return receipt requested, with proper postage prepaid, upon the fifth (5th) business day after mailing; (b) if transmitted by overnight carrier, on the next business day; and (c) if transmitted by personal delivery, upon receipt.

     11.2 SUCCESSORS AND ASSIGNS. This Agreement shall not be assignable, by operation of law or otherwise, without the prior written consent of all parties. Subject to the foregoing, this Agreement shall inure to the benefit of, be enforceable by and be binding upon the parties, their successors and permitted assigns.

     11.3 ENTIRE AGREEMENT. This Agreement and the Exhibits, Schedules, certificates and other documents delivered pursuant hereto or incorporated herein by reference, contain and constitute the entire agreement among the parties and supersede and cancel any prior agreements, representations, warranties, or communications, whether oral or written, among the parties relating to the transactions contemplated by this Agreement. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought.

     11.4 GOVERNING LAW; SEVERABILITY. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona without giving effect to the principles of conflicts of law thereof, provided, however, that the laws of the respective jurisdictions of incorporation of each of the parties shall govern the relative rights, obligations, powers, duties and other internal affairs of such party and its board of directors.

     11.5 SCHEDULES AND EXHIBITS. All Schedules and Exhibits attached to this Agreement are by reference made a part hereof.

     11.6 WAIVERS. No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy created hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto of any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

     11.7 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.8  COUNTERPARTS.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     11.9 CONFIDENTIALITY. The parties agree that they will not make any public comment, statement, communication or disclosure about the existence or contents of this Agreement or activities relating to the consummation of the transactions contemplated herein without prior approval of the other party, except as may be required by law, as may be necessary to obtain the required consents, licenses, permits or approvals pursuant to SECTION 2.5 herein, or as may be necessary in the ordinary course of business.

     11.10 EXPENSES. Each party will be responsible for payment of all fees and expenses incurred by that party in connection with this Agreement and the consummation of the transactions contemplated thereby regardless of whether this Agreement is terminated without consummation of the transaction contemplated hereby.

     11.11 NO THIRD PARTY BENEFICIARIES. Nothing contained in this Agreement (express or implied) is intended or shall be construed to confer upon or give to any person, corporation or other entity, other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

     11.12 FURTHER ASSURANCES. Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

                         [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


EDT LEARNING, INC.                      QUISIC CORPORATION


By: /s/ James M. Powers, Jr.            By: /s/ Peter Wash
    --------------------------------        ------------------------------------
Name: James M. Powers, Jr.              Its: Peter Wash
      ------------------------------         -----------------------------------
Title: CEO                              Title: Vice President
       -----------------------------           ---------------------------------

                                INDEX TO EXHIBITS

EXHIBIT      DESCRIPTION
-------      -----------
A            Bill of Sale
B            Assignment and Assumption Agreement
C            Assignment of Trademarks

                               INDEX TO SCHEDULES

SCHEDULE     DESCRIPTION
--------     -----------
1.1(a)       Equipment
1.1(c)       Trade Names
1.1(d)       Accounts and Notes Receivable
1.1(e)       Contracts
1.2          Excluded Assets
1.3(a)       Purchase Price Allocation
2.1          Jurisdictions of Qualification
2.5          Required Consents of Seller
2.6          Seller's Financial Information
2.7          Leases
2.9          Title to and Encumbrances on Property
2.10         Intellectual Property
2.11         Payroll Information; Seller's Employees and Independent Contractors
2.12         Legal Proceedings
2.14         Subsequent Events
2.16         Seller's Liabilities Related to Seller's Business
2.18         Seller's Employee Benefits Plans
2.21         Seller's Customers
6.5          Consents and Approvals
6.9          Employees of Seller

                        COMMON STOCK PURCHASE AGREEMENT

                         COMMON STOCK PURCHASE AGREEMENT

     This Common Stock Purchase Agreement (this "Agreement") is made and entered into this 14th day of June, 2002, by and between EDT Learning, Inc., a Delaware corporation ("EDT"), Investor Growth Capital Limited, a Guernsey corporation ("IGCLTD") and Investor Group, L.P., a Guernsey limited partnership ("IGCLP") (IGCLTD AND IGCLP collectively referred to herein as IGC"), and Leeds Equity Partners III, L.P., a Delaware limited partnership ("Leeds"). IGC and Leeds are collectively referred to herein as "Purchasers."

                                 R E C I T A L S

     WHEREAS, EDT has authorized the sale of 2,500,000 shares of EDT's Common Stock, par value $0.001 per share (the "Shares") to Purchasers, pursuant to the terms of this Agreement; and

     WHEREAS, each Purchaser desires to purchase the number of Shares set forth opposite such Purchaser's name on EXHIBIT A attached hereto on the terms and conditions set forth herein; and

     WHEREAS, contemporaneously with and as a condition to the consummation of the transactions contemplated by this Agreement, EDT will purchase certain assets and assume certain liabilities of Quisic Corporation, a California corporation ("Quisic"), pursuant to that certain Asset Purchase Agreement of even date herewith between EDT and Quisic (the "Asset Purchase Agreement"); and

     WHEREAS, each of Purchasers is a shareholder and secured creditor of Quisic.

     NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.   SALE AND PURCHASE.

     (a) The consummation of the transactions contemplated by this Agreement (the "Closing") will occur on June 17, 2002 (the "Closing Date"), unless another date (as soon as practical following the execution of this Agreement) is mutually agreed upon by EDT and each Purchaser in writing on the terms and conditions set forth herein

     (b) Subject to the terms and conditions hereof, effective the Closing Date EDT agrees to issue and sell to each Purchaser the number of Shares set forth opposite such Purchaser's name on EXHIBIT A in consideration of the following:

          (i) the payment by Purchasers to EDT of an aggregate of Three Hundred Twenty Thousand Dollars ($320,000) in cash (the "Cash Consideration") at Closing, each Purchaser paying the amount set forth opposite its name on EXHIBIT A;

          (ii) Purchasers' agreement as set forth in SECTION 4.1 hereof to vote (as shareholders of Quisic) to approve the transactions contemplated by the Asset Purchase Agreement;

          (iii) Purchasers' agreement to be bound by the terms and provisions of
     SECTION 9.2 of this Agreement; and

          (iv) Purchasers' agreement as set forth in SECTION 4.2 hereof to release all liens held by them in the assets and property of Quisic (other than rights to payment under Course Licensing and Distribution Agreement dated July 5, 2001 between Quisic and the Public Broadcasting Systems (the "PBS Contract") and the Distribution Agreement dated July 7, 1999 between Quisic and Employment Law Training, Inc. (the "ELT Contract")) contemporaneously with the consummation of the transactions contemplated by the Asset Purchase Agreement.

     (c) At Closing, EDT shall deliver to (i) Purchasers stock certificates representing an aggregate of 1,500,000 Shares, each Purchaser to receive a stock certificate representing the number of Shares designated as "Closing Shares" opposite its name on EXHIBIT A to this Agreement and (ii) the escrow agent named in the Escrow Agreement in the form attached hereto as EXHIBIT B (the "Escrow Agreement") stock certificates representing an aggregate of 1,000,000 Shares (the "Escrow Shares"), such stock certificates being in the individual amounts set forth opposite each Purchaser's name on EXHIBIT A.

     (d) As further described in the Escrow Agreement, (i) all of the Escrow Shares shall be subject to return to EDT to satisfy Purchasers' indemnity obligations hereunder and (ii) Five Hundred Thousand (500,000) of the Escrow Shares will be released from escrow and delivered to Purchasers only if EDT receives cash collections during the twelve (12) months following the Closing Date of at least $2,000,000 in the aggregate from UAL Corp., Siemens AG and Hewlett-Packard Company and their affiliates and successors. EDT will structure its business with such customers and diligently pursue such cash collections in the normal course of business and not in order to avoid release of Escrow Shares to the Purchasers. In connection with its receipt of Shares pursuant to this Agreement, each Purchaser shall be required to execute an agreement with EDT (the "Lock-Up Agreement") pursuant to which each Purchaser will agree not to sell or transfer the Shares received by it pursuant to the terms of this Agreement for a period of one (1) year from the Closing Date. Each certificate representing Shares issued pursuant to the terms of this Agreement shall bear the following legend:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. FURTHERMORE, THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP AGREEMENT WITH THE COMPANY. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE LOCK-UP AGREEMENT."

2.   REPRESENTATIONS  AND  WARRANTIES  OF  PURCHASERS.   Each  Purchaser  hereby
severally, but not jointly, represents and warrants (with respect to itself only) to EDT as follows:

     2.1 REQUISITE POWER AND AUTHORITY. Purchaser has all necessary power and authority under all applicable provisions of law to execute, deliver and perform its obligations under this Agreement and to carry out its provisions. All action on Purchasers' part required for the lawful execution and delivery of this Agreement by Purchaser has been or will be taken prior to the Closing. Assuming due execution and delivery by EDT, upon its execution and delivery by Purchaser, this Agreement will be the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) general principles of equity that restrict the availability of equitable remedies.

     2.2 INVESTMENT REPRESENTATIONS. Purchaser understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in this Agreement. Purchaser hereby represents and warrants as follows:

          (a) PURCHASER BEARS ECONOMIC RISK. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to EDT so that it is capable of evaluating the merits and risks of its investment in EDT and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that, except as provided by in SECTION 11 of this Agreement, EDT has no present intention of registering the Shares. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times Purchaser might propose.

          (b) ACQUISITION FOR OWN ACCOUNT. Purchaser is acquiring the Shares for Purchaser's own account for investment only, and not with a view towards their distribution in violation of state or federal securities laws.

          (c) PURCHASER CAN PROTECT ITS INTEREST. Purchaser represents that by reason of its business or financial experience Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement.

          (d) ACCREDITED INVESTOR. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

          (e) CORPORATION INFORMATION. Purchaser has received and read the Financial Statements (hereafter defined) and has had an opportunity to discuss EDT's business, management and financial affairs with directors, officers and management of EDT and has had the opportunity to review EDT's operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, EDT and its management regarding the terms and conditions of this investment.

          (f) RULE 144. Purchaser acknowledges and agrees that the Shares must be held indefinitely (subject to any right of redemption applicable to the Shares) unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time ("Rule 144"), which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about EDT, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

          (g) RESIDENCE. The office of each Purchaser in which its investment decision was made is located at the address or addresses of the Purchaser set forth on EXHIBIT A.

     2.3 NO BROKER OR FINDER. Purchaser has not engaged any broker or finder in connection with this Agreement or the transactions contemplated hereby.

3. REPRESENTATIONS AND WARRANTIES OF EDT. EDT represents and warrants to Purchasers the following:

     3.1 CORPORATE EXISTENCE: GOOD STANDING. EDT is a corporation duly organized and existing and in good standing under the laws of the State of Delaware.

     3.2 POWER AND AUTHORITY. EDT has corporate power to execute, deliver and perform this Agreement and all agreements and other documents executed and delivered by it pursuant to this Agreement or to be executed and delivered on the Closing Date, including without limitation, the Asset Purchase Agreement and the agreements contemplated thereby, and has taken all actions required by law, its Certificate of Incorporation, its Bylaws or otherwise, to authorize the execution, delivery and performance of this Agreement and such related documents. EDT has the legal capacity to enter into and perform this Agreement and the other agreements to be executed and delivered by it in connection herewith. This Agreement and all agreements and documents executed and delivered in connection herewith have been or will be as of the Closing Date, duly executed and delivered by EDT, and constitute or will constitute the legal, valid, and binding obligations of EDT enforceable against EDT in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The execution and delivery of this Agreement and the agreements related hereto executed and delivered pursuant to this Agreement or to be executed and delivered on the Closing Date do not and the consummation of the transactions contemplated hereby will not, violate any provision of the Certificate of Incorporation or Bylaws of EDT or any provisions of, or result in the acceleration of, any obligation under any mortgage, lien, lease, agreement instrument, order, arbitration award, judgment or decree to which EDT is a party or by which it is bound, or violate any restrictions of any kind to which EDT is subject.

     3.3 EDT SHARES. All of the Shares issued at Closing will be, when so issued, (i) duly authorized, validly issued, fully paid and nonassessable and
(ii) free of preemptive rights created by statute, EDT's Certificate of Incorporation or Bylaws or any agreement to which EDT is a party or by which EDT is bound.

     3.4 FINANCIAL STATEMENTS. Attached hereto as SCHEDULE 3.4 are EDT's audited financial statements for the fiscal year ended March 31, 2001 and the unaudited financial statements for the interim period ending December 31, 2001 (December 31, 2001 being hereinafter referred to as the "EDT Financials Date"), reflecting the results of the operations and financial condition of EDT at such dates which have been prepared in accordance with generally accepted accounting principles, consistently applied (the "Financial Statements"). The Financial Statements: (i) fairly and accurately present the financial position of EDT as of the dates indicated and present the results of EDT's operations for the periods then ended; and (ii) are in accordance with the books and records of EDT, as the case may be, which have been properly maintained and are complete and correct in all material respects.

     3.5 SEC DOCUMENTS AND REPORTS. EDT has filed all required documents with the Securities and Exchange Commission (the "SEC") since March 31, 2000 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, as the case may be, and, at the respective times they were filed, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.6 LEGAL PROCEEDINGS. Other than as set forth on SCHEDULE 3.6, neither EDT nor any of its affiliates is subject to any pending, nor does EDT have knowledge of any threatened, litigation, governmental investigation, condemnation or other proceeding against or relating to or affecting EDT (or any of its affiliates), the operations, business or prospects of EDT's business, or the transactions contemplated by this Agreement, and, to the knowledge of EDT, no basis for any such action exists, nor is there any legal impediment of which EDT has knowledge to the continued operation of EDT's business in its ordinary course.

     3.7 NO UNDISCLOSED LIABILITIES. Except as and to the extent reflected in the Financial Statements or as expressly shown in SCHEDULE 3.7, EDT has no liability or obligation whatsoever, whether matured, unmatured, absolute, contingent or otherwise, except for liabilities and obligations incurred in the ordinary course of its business since the EDT Financials Date, which, in the aggregate, would reasonably be expected to have a material adverse effect on the operations, assets or financial condition of EDT or its business.

     3.8 NO VIOLATION OF LAW. EDT has not been nor shall it be as of the Closing Date (by virtue of any action, omission to act, contract to which it is a party or any occurrence or state of facts whatsoever) in violation of any applicable local, state or federal law, ordinance, regulation, order, injunction or decree, or any other requirement of any governmental body, agency or authority or court binding on it, or relating to its property or business which, in the aggregate, has or is reasonably likely to have a material adverse effect on the business, assets or financial position of EDT.

     3.9 CAPITALIZATION; TITLE TO SHARES. The authorized capital stock of EDT consists of 40,000,000 shares of common stock, par value $0.001 per share ("Common Stock") and 10,000,000 shares of preferred stock, $0.01 par value ("Preferred Stock"). As of May 31, 2002 (i) 15,301,068 shares of Common Stock were issued, (ii) no shares of Preferred Stock were issued, (iii) 1,179,630 shares of Common Stock were issued and held in the treasury of EDT, (iv) a total of 3,500,000 shares of Common Stock were reserved for issuance pursuant to the EDT 1997 Stock Compensation Plan (the "Plan") (with options to purchase 1,722,938 shares of Common Stock currently outstanding under the Plan), (v) 1,753,095 shares of Common Stock were reserved for issuance pursuant to warrants and (vi) 5,944,921 shares of Common Stock were reserved for issuance upon conversion of convertible notes. All issued and outstanding shares of Common Stock are duly authorized, fully paid and non-assessable and were issued in accordance with the registration or qualification provisions of the Securities Act, and of any relevant state securities laws or pursuant to valid exemptions therefrom. Except as set forth above, there are no other outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from EDT of any of its securities. All shares of Common Stock presently outstanding are, and all shares which may be issued pursuant to the exercise of outstanding options under the EDT 1997 Stock Compensation Plan, when issued in accordance with the terms thereof will be, validly authorized and issued and fully paid and nonassessable. Since the EDT Financials Date, EDT has not redeemed or purchased any shares of Common Stock, or declared, set aside, or paid any dividend or other distribution in respect of Common Stock.

4.   PURCHASERS' COVENANTS.

     4.1 SHAREHOLDER VOTE. Each Purchaser agrees to take all actions necessary to vote as a shareholder of Quisic to approve the transactions contemplated by the Asset Purchase Agreement.

     4.2 RELEASE OF LIENS. Each Purchaser agrees to take all actions necessary to release all liens held by it in assets owned by Quisic (other than rights to payment under the ELT Contract and the PBS Contract) contemporaneously with the consummation of the transactions contemplated by the Asset Purchase Agreement. Each Purchaser agrees to take all actions necessary to release all liens held by it in rights to payment under the PBS Contract upon receipt of written consent of the Public Broadcasting System to the assignment to EDT of the PBS Contract. Each Purchaser agrees to take all actions necessary to release all liens held by it in rights to payment under the ELT Contract upon receipt of the written consent of Employment Law Training, Inc. to the assignment to EDT of the ELT
Contract.   Each   Purchaser   further  agrees  to  cancel  and  extinguish  all
indebtedness of Quisic to such Purchaser and such Purchaser's affiliates once consent to assignment by Quisic to EDT of each of the PBS Contract and the ELT Contract have been obtained.

5. EDT'S COVENANT. EDT agrees to pay to Purchasers (in the percentages set forth on EXHIBIT A) all cash collections up to $1,250,000 received by EDT during the five (5) year period following the Closing Date under the terms of the (i) Course Licensing and Distribution Agreement dated July 5, 2001 between Quisic and the Public Broadcasting Systems (the "PBS Contract"), (ii) Agreement between Strategos and Quisic dated March 22, 2001, (iii) Marketing and Distribution
Agreement dated March 22, 2001 between Strategos and Quisic for Online Innovation Academy and related Promissory Note in the original principal amount of $382,023 and (iv) Distribution Agreement between Quisic and Employment Law Training, Inc. dated July 7, 1999 (the "ELT Contract") and related Promissory Note dated July 20, 2001 payable to Internal and External Communications, Inc. and fifty percent (50%) of all cash collections during the five (5) year period following the Closing Date in excess of $1,250,000 related thereto. In addition, EDT shall diligently and faithfully endeavor to collect as soon as possible from the payment obligors set forth above all amounts due and shall not exchange, modify, amend or otherwise compromise any right to payment with respect thereto without the prior written consent of Purchasers. Any payments received by Purchaser directly from the third parties listed above shall be credited toward the payments EDT has agreed to make to Purchaser. Notwithstanding anything to the contrary contained in this SECTION 5, if, at the expiration of the five (5) years following the Closing Date a payment dispute exists related to one of the listed contracts, any payments received by EDT or Purchaser in connection with resolution of the dispute shall be included in the payments provided for in the first sentence of this SECTION 5.

6. EDT'S CONDITIONS PRECEDENT. The obligations of EDT hereunder are subject to the fulfillment or waiver of each of the following conditions upon the earlier to occur of June 14, 2002 or the Closing Date:

     6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchasers contained herein shall have been true and correct in all material respects when initially made and shall be true and correct in all material respects as of the Closing Date.

     6.2 COVENANTS AND CONDITIONS. Purchasers shall have performed and complied with all material covenants and conditions required by this Agreement to be performed and complied with by Purchasers prior to the Closing Date.

     6.3 PROCEEDINGS. No action, proceeding or order by any court or governmental body shall have been threatened orally or in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby and no bankruptcy proceeding involving Quisic shall have been instituted.

     6.4 CLOSING DELIVERIES. EDT shall have received all documents, duly executed in a form reasonably satisfactory to EDT and its counsel, referred to in SECTION 8.1.

     6.5 CONSENTS AND APPROVALS. Purchasers shall have obtained all necessary government and other third-party approvals and consents required to consummate the transactions contained herein on terms and conditions reasonably satisfactory to EDT.

     6.6 APPROVAL BY THE BOARD OF DIRECTORS. This Agreement and the transactions contemplated hereby shall have been approved by the Board of Directors of EDT.

     6.7 APPROVAL AND CONSUMMATION OF TRANSACTIONS CONTEMPLATED BY ASSET PURCHASE AGREEMENT. Purchasers shall have presented EDT evidence, in form and substance reasonably satisfactory to EDT, of their approval as shareholders of Quisic, of the transactions contemplated by the Asset Purchase Agreement, and the consummation of the transactions contemplated by the Asset Purchase Agreement shall occur contemporaneously with Closing.

7. PURCHASERS' CONDITIONS PRECEDENT. The obligations of Purchasers hereunder are subject to the fulfillment or waiver of each of the following conditions upon the earliest to occur of June 14, 2002 or the Closing Date:

     7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of EDT contained herein shall have been true and correct in all respects when initially made and shall be true and correct in all respects as of the Closing Date.

     7.2 COVENANTS AND CONDITIONS. EDT shall have performed and complied with all covenants and conditions required by this Agreement to be performed and complied with by EDT prior to the Closing Date.

     7.3 PROCEEDINGS. No action, proceeding or order by any court or governmental body shall have been threatened orally or in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

     7.4 CLOSING DELIVERIES. Purchasers shall have received all documents, duly executed in form satisfactory to Purchasers and their counsel, referred to in
SECTION 8.2.

     7.5 CONSENTS AND APPROVALS. Purchasers shall have obtained all necessary government and other third-party approvals and consents required to consummate the transactions contained herein on terms and conditions reasonably satisfactory to Purchasers.

8.   CLOSING DELIVERIES.

     8.1 DELIVERIES OF PURCHASERS. At the Closing, Purchasers shall deliver to EDT the following, all of which shall be in a form reasonably satisfactory to counsel to EDT:

          (a) an opinion of counsel to Purchasers opining as to the execution and delivery of this Agreement and the other documents and agreements to be executed pursuant hereto, the good standing and authority of Purchasers, the enforceability of this Agreement and the other agreements and documents to be executed in connection herewith, and other matters reasonably requested by EDT;

          (b) the Escrow Agreement executed by each Purchaser;

          (c) a Lock-Up Agreement executed by each Purchaser; and

          (d) such other instruments and documents as reasonably requested by EDT to carry out and effect the purpose and intent of this Agreement.

     8.2 DELIVERIES OF EDT. At the Closing, EDT shall deliver to Purchasers the following, all of which shall be in a form satisfactory to counsel to
Purchasers:

          (a) A copy of written instructions to EDT's transfer agent (Continental Stock Transfer & Trust Company) to deliver to Purchasers stock certificates representing the Closing Shares and to the escrow agent named in the Escrow Agreement stock certificates representing the Escrow Shares;

          (b) a copy of the resolutions of the Board of Directors of EDT (or a duly authorized a committee thereof) authorizing the execution, delivery and performance of this Agreement and all related documents and agreements, each certified by the Secretary of EDT as being true and correct copies of the original thereof;

          (c) a certificate of the Chief Executive Officer of EDT as of the Closing Date, as to (i) the truth and correctness of the representations and warranties of EDT contained herein; (ii) the performance of and compliance by EDT with all covenants contained herein; and (iii) the satisfaction of all conditions precedent of EDT contained herein;

          (d) a certificate of the Secretary of EDT certifying as to the incumbency of the directors and officers of EDT and as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of EDT;

          (e) certificates, dated within ten (10) days of the Closing Date, of the Secretary of the State of Delaware and Arizona establishing that EDT is in existence and is in good standing to transact business in the States of Delaware and Arizona;

          (f) an opinion of counsel to EDT opining as to the execution and delivery of this Agreement and the other documents and agreements to be executed pursuant hereto, the good standing and authority of EDT, the enforceability of this Agreement and the other agreements and documents to be executed in connection herewith, due authorization as to the issuance of Shares and other matters reasonably requested by Purchasers;

          (g) the Escrow Agreement executed by EDT; and

          (h) such other instruments and documents as reasonably requested by Purchasers to carry out and effect the purpose and intent of this Agreement.

9.   NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.

     9.1 SURVIVAL. All representations and warranties in this Agreement, including any certificate or Schedule made a part thereof or Exhibit delivered pursuant to this Agreement, shall survive the Closing and continue in full force and effect until the first anniversary of the Closing Date (referred to herein as the "Termination Date"), except with respect to SECTION 3.3 which shall survive indefinitely.

     9.2 INDEMNIFICATION BY PURCHASERS. From and after the Closing, subject to the limitations set forth in this SECTION 9.2, Purchasers jointly and severally will indemnify and hold harmless EDT, and EDT's officers, directors, stockholders, employees and subsidiaries (collectively, the "Indemnified

Persons"),  from  and  against  any  loss,  liability,  claim,  damage,  expense
(including reasonable costs of investigation and defense and reasonable attorneys' fees and expenses) (collectively, "Damages") incurred by the Indemnified Person, (i) as a result of any breach of any representation or warranty, covenant or agreement made by Purchasers in this Agreement, or any other certificate or document delivered by Purchasers pursuant to this Agreement, or (ii) related to the operation by Quisic of Quisic's business or the use by Quisic of its assets, in each case prior to the Closing Date or (iii) as a result of any breach of any representation or warranty, covenant or agreement made by Quisic in the Asset Purchase Agreement or any other certificate or document delivered by Quisic pursuant to the Asset Purchaser Agreement. Notwithstanding the foregoing, no such indemnification under this
SECTION 9.2 shall be available for any inaccuracy in or breach of any representation, or warranty (other than a breach of SECTION 2.15 of the Asset Purchase Agreement) unless written notice thereof has been delivered to Purchasers prior to the Termination Date specifying in reasonable detail the information or circumstances making such representation or warranty untrue and, to the extent reasonably ascertainable, the expected Damages related thereto.

     9.3 PRIORITY OF OFFSET. All Damages owed by Purchasers to the Indemnified Persons under this SECTION 9 shall be satisfied out of the Escrow Shares pursuant to the terms of the Escrow Agreement.

     9.4 THRESHOLD. With respect to claims for Damages, Purchasers will be liable to the Indemnified Persons for Damages only if the aggregate amount suffered by the Indemnified Persons exceeds Fifty Thousand Dollars ($50,000) (the "Threshold"), in which event, the Indemnified Persons will be indemnified for all such Damages, including the amount of the Threshold.

     9.5 PROCEDURE FOR INDEMNIFICATION -- THIRD PARTY CLAIMS. Promptly after receipt by an Indemnified Person of notice of the commencement of any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, public or private) commenced, brought, conducted or heard by or before or otherwise involving any governmental body or arbitrator (a "Proceeding") against it, such Indemnified Person will, if a claim is to be made against Purchasers under this SECTION 9, give notice to the indemnifying parties of the commencement of such Proceeding, but the failure of the Indemnified Person to notify the indemnifying parties will not relieve the indemnifying parties of any liability that indemnifying parties may have to any Indemnified Persons, except to the extent the indemnifying parties are materially prejudiced thereby. If any Proceeding is brought against an Indemnified Person and the Indemnified Person gives notice to the indemnifying parties of the commencement of such Proceeding, the indemnifying parties will be entitled to participate in such Proceeding and, to the extent that they wish (unless the indemnifying parties are also parties to such Proceeding and the Indemnified Person determines in good faith that joint representation would be inappropriate, or the indemnifying parties fail to provide reasonable assurance to the Indemnified Persons of their financial capacity to defend such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the Indemnified Persons and, after notice from the indemnifying parties to the Indemnified Persons of their election to assume the defense of such Proceeding. If the indemnifying parties assume the defense of a Proceeding, (i) it will be conclusively established for purposes of this

Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; and (ii) no compromise or settlement of such claims may be effected by the indemnifying parties without the Indemnified Persons' consent. If notice is given to the indemnifying parties of the commencement of any Proceeding and the indemnifying parties do not, within twenty (20) days after the Indemnified Persons' notice is given, give notice to the Indemnified Persons of their election to assume the defense of such Proceeding, the indemnifying parties will be bound by any determination made in such Proceeding or any compromise or settlement effected by the Indemnified Persons. With respect to any Proceeding both the Indemnified Persons and the indemnifying parties, as the case may be, shall keep the other parties fully informed of the Proceeding at all stages thereof and to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Proceeding brought by any third party. With respect to any Proceeding, the parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all confidential business records and the attorney-client and work-product privileges.

     9.6 EFFECT OF INVESTIGATION. No investigation or inquiry made by either party shall, regardless of the consummation of the transactions contemplated hereby or by the Asset Purchase Agreement, affect or limit any representation or warranty made by the other party or in any Schedule delivered by any of them pursuant hereto or any right of indemnification contained in this Agreement.

10.  TERMINATION. This Agreement may be terminated:

     (a) at any time prior to Closing by EDT by delivery by EDT of written notice to each Purchaser if any representation or warranty of any Purchaser contained in this Agreement or in any certificate or other document executed and delivered by any Purchaser pursuant to this Agreement is or becomes untrue or breached in any material respect or if any Purchaser fails to comply in any material respect with any covenant or agreement contained herein;

     (b) at any time prior to Closing

     (c) by Purchasers by delivery of written notice to EDT if any representation or warranty of EDT contained in this Agreement or in any certificate or other document executed and delivered by EDT pursuant to this Agreement is or becomes untrue or breached in any material respect or if EDT fails to comply in any material respect with any covenant or agreement contained herein;

     (d) by EDT by delivery of written notice to Purchasers if the transactions contemplated hereby shall not have been consummated by July 31, 2002; or

     (e) by Purchasers by delivery of written notice to EDT if the transactions contemplated hereby shall not have been consummated by July 31, 2002.

11.  REGISTRATION RIGHTS.

     11.1 PURCHASERS' REGISTRATION RIGHTS.

          (a) Upon receipt of notice from each Purchaser (the "Registration Request Notice") requesting registration under the Securities Act of the Shares, on only one occasion, at any time commencing on the first anniversary of the Closing Date and terminating one (1) year thereafter, EDT will use its reasonable best efforts to file with the SEC as promptly as practicable, a registration statement (the "Demand Registration Statement") registering the sale under the Securities Act of the Shares issued to Purchasers pursuant to the terms of this Agreement, and will use its reasonable best efforts to have the Demand Registration Statement declared effective and remain effective until the earliest of (i) two (2) years after the date it is declared effective, (ii) the date all the Shares registered thereby (the "Underlying Shares") have been sold, or, (iii) in the reasonable opinion of EDT's counsel, which opinion shall qualify as a satisfactory opinion of counsel pursuant to the legend condition of SECTION 1(D) hereof, the Underlying Shares may be sold publicly without registration. If each Purchaser requests that EDT file the Demand Registration Statement, each Purchaser will, in a timely fashion, provide EDT and its counsel with such information and execute such documents as EDT's counsel may reasonably require to prepare and process the Demand Registration Statement. In the event that EDT has filed a registration statement with the SEC relating to its securities within ninety (90) days prior to its receipt of the Registration Request Notice, which registration statement has not been declared effective, each Purchaser agrees that EDT can thereafter delay the filing of the Demand Registration Statement for a period not to exceed ninety (90) days.

          (b) If at any time after the date hereof, EDT proposes to file a registration statement under the Securities Act with respect to any of its securities (except one relating to stock option or employee benefit plans or a merger, acquisition or similar transaction), EDT shall give written notice of its intention to effect such filing to each Purchaser at least thirty (30) days prior to filing such registration statement (the "Piggyback Registration Statement"). If the Shares issued to a Purchaser pursuant to the terms of this Agreement have not been previously registered and such Purchaser desires to include such shares in the Piggyback Registration Statement, it shall notify EDT in writing within fifteen (15) days after receipt of such notice from EDT, in which event EDT shall include such shares in the Piggyback Registration Statement. If a Purchaser elects to include such shares in the Piggyback Registration Statement as set forth herein, it shall, in a timely manner, provide EDT and its counsel with such information and execute such documents as its counsel may reasonably require to prepare and process the Piggyback Registration Statement. Anything to the contrary notwithstanding, in the event that the offering for which the Piggyback Registration Statement has been filed is to be effected through or with the assistance of an underwriter other than EDT, each Purchaser will consent to restrict the sale of its shares or reduce the number of its shares (on a pro rata basis with shares of EDT Common Stock issued to any other stockholders of EDT prior to or after the date hereof, and that, as of the time of determination, have presently exercisable registration rights and are requested by such stockholders to be included in such Piggyback Registration Statement) that may be included in such Piggyback Registration Statement in accordance with the requirements of such underwriter; provided, however, in no event shall Purchasers be precluded from registering less than twenty-five percent of their Shares. EDT will provide each Purchaser whose Shares are covered thereby with a copy of the Demand Registration Statement or the Piggyback Registration Statement, as the case may be, and any amendments thereto, and copies of the final prospectus included therein in such quantities as may reasonably be required to permit each Purchaser to sell its Underlying Shares after the Demand Registration Statement or the Piggyback Registration Statement is declared effective by the SEC.

          (c) EDT will bear all expenses (except underwriting discounts and commission, if any, and the legal fees and expenses, if any, of counsel to Purchasers) necessary and incidental to the performance of its obligations under this Section.

          (d) EDT and each Purchaser, if such Purchaser's shares are included in a Demand Registration Statement or Piggyback Registration Statement pursuant to this Section, shall provide customary and appropriate cross indemnities to each other covering the information supplied by the indemnifying party for inclusion in the Demand Registration Statement or Piggyback Registration Statement.

          (e) Anything to the contrary notwithstanding, EDT shall not be required to register any Shares issued to any Purchaser pursuant to the terms of this Agreement or provide notices under this SECTION 11 to any Purchaser if such Shares are either (i) covered by a then currently effective registration statement or (ii) in the reasonable opinion of EDT's counsel, may be sold pursuant to the exemption from registration provided by Section (k) of Rule 144.

12.  MISCELLANEOUS.

     12.1 NOTICES.

          If to EDT:

                   EDT Learning, Inc.
                   2999 N. 44th St., Suite 650
                   Phoenix, Arizona  85018-7273
                   Attention: James L. Dunn, Jr.
                   Phone: 602-952-1200

          With a Copy to:

                   Jackson Walker L.L.P.
                   901 Main Street
                   Suite 6000
                   Dallas, Texas 75202
                   Attention: James S. Ryan, III
                   Phone: 214-953-5801

          If to Purchasers:

                   Investor Growth Capital Limited
                   Investor Group, L.P.
                   12 East 49th Street, 27th Floor
                   New York, New York 10017-1028
                   Attention: Henry E. Gooss
                   Phone: 212-515-9020

                   Leeds Equity Partners III, L.P.
                   660 Madison Avenue
                   15th Floor
                   New York, New York  10021
                   Attention: Robert A. Bernstein
                   Phone: 212-835-2000

     Or such other address as shall be furnished in writing by any party to the other party. All such notices shall be considered received: (a) if transmitted by certified mail, return receipt requested, with proper postage prepaid, upon the fifth (5th) business day after mailing; (b) if transmitted by overnight carrier, on the next business day; and (c) if transmitted by personal delivery, upon receipt.

     12.2 SUCCESSORS AND ASSIGNS. This Agreement shall not be assignable, by operation of law or otherwise, without the prior written consent of all parties. Subject to the foregoing, this Agreement shall inure to the benefit of, be enforceable by and be binding upon the parties, their successors and permitted assigns.

     12.3 ENTIRE AGREEMENT. This Agreement and the Exhibits, Schedules, certificates and other documents delivered pursuant hereto or incorporated herein by reference, contain and constitute the entire agreement among the parties and supersede and cancel any prior agreements, representations, warranties, or communications, whether oral or written, among the parties hereto relating to the transactions contemplated by this Agreement. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought.

     12.4 GOVERNING LAW; SEVERABILITY. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona without giving effect to the principles of conflicts of law thereof, provided, however, that the laws of the respective jurisdictions of incorporation of each of the parties shall govern the relative rights, obligations, powers, duties and other internal affairs of such party and its board of directors.

     12.5 SCHEDULES AND EXHIBITS. All Schedules and Exhibits attached to this Agreement are by reference made a part hereof.

     12.6 WAIVERS. No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy created hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto of any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

     12.7 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     12.8  COUNTERPARTS.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     12.9 CONFIDENTIALITY. The parties agree that they will not make any public comment, statement, communication or disclosure about the existence or contents of this Agreement or activities relating to the consummation of the transactions contemplated herein without prior approval of the other party, except as may be required by law, or as may be necessary in the ordinary course of business.

     12.10 EXPENSES. Each party will be responsible for payment of all fees and expenses incurred by that party in connection with this Agreement and the consummation of the transactions contemplated thereby regardless of whether this Agreement is terminated without consummation of the transaction. Additionally, Purchasers jointly and severally agree that they will be responsible for any unpaid fees of Quisic's independent auditors for fees and expenses incurred by such independent auditors for the audit of Quisic's financial statements at and for the years ended December 31, 2000 and 2001, respectively.

     12.11 NO THIRD PARTY BENEFICIARIES. Nothing contained in this Agreement (express or implied) is intended or shall be construed to confer upon or give to any person, corporation or other entity, other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

     12.12 FURTHER ASSURANCES. Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

                         [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


EDT LEARNING, INC.                          INVESTOR GROWTH CAPITAL LIMITED



By: /s/ James M. Powers, Jr.                By:
    ------------------------------              ------------------------------
Name: James M. Powers, Jr.                  Name:
      ----------------------------                ----------------------------
Title: CEO                                  Title:
       ---------------------------                 ---------------------------

INVESTOR GROUP, L.P.                        LEEDS EQUITY PARTNERS III, L.P.
                                            By: Leeds Equity Associates, L.P.
                                            Its: General Partner
                                            By: Leeds Equity Management, L.L.C.
                                            Its: General Partner

By:                                         By:
    ------------------------------              ------------------------------
Name:                                       Name:
      ----------------------------                ----------------------------
Title:                                      Title:
       ---------------------------                 ---------------------------

                                    EXHIBIT A

                                                               Aggregate                    Aggregate
                                                              Shares to be     Closing         Cash         Escrow      Section 5
       Purchaser                      Address                  Purchased        Shares    Consideration     Shares     Percentages
       ---------                      -------                  ---------        ------    -------------     ------     -----------
Investor Growth Capital   12 East 49th Street, 27th Floor       875,000        525,000       112,000       350,000          35
Limited                   New York, NY 10017-1028


Investor Group, L.P.      12 East 49th Street, 27th Floor       375,000        225,000        48,000       150,000          15
                          New York, NY 10017-1028

Leeds Equity Partners     660 Madison Avenue
III, L.P.                 15th Floor                           1,250,000       750,000       160,000       500,000          50
                          New York, NY  10021

                                ESCROW AGREEMENT

                                ESCROW AGREEMENT

     This Escrow Agreement, dated as of June __, 2002 (this "Agreement"), among EDT Learning, Inc., a Delaware corporation ("EDT"), Investor Growth Capital Limited, a Guernsey corporation ("IGCLTD"), Investor Group L.P., a Guernsey limited partnership ("IGLP") (IGCLTD and IGLP collectively referred to as "IGC"), Leeds Equity Partners III, L.P., a Delaware limited partnership ("Leeds") (IGC and Leeds collectively referred to herein as "Escrow Stockholders") and Jackson Walker L.L.P., as escrow agent ("Escrow Agent").

     This is the Escrow Agreement referred to in the Common Stock Purchase Agreement dated June ___, 2002 (the "Stock Purchase Agreement"), among EDT and the Escrow Stockholders.

     The parties, intending to be legally bound, hereby agree as follows:

1.   ESTABLISHMENT OF ESCROW

          (a) EDT is depositing with Escrow Agent One Million (1,000,000) Shares of the EDT Stock (the "Escrow Stock") represented by stock certificates being in the individual amounts set forth opposite each Escrow Stockholder's name on
Schedule 1. Escrow Agent acknowledges receipt thereof.

          (b) Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Stock pursuant to the terms and conditions hereof.

2.   DEFINITIONS

     All capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Stock Purchase Agreement.

3.   CLAIMS AGAINST THE ESCROW STOCK

     The Escrow Stock shall be held by the Escrow Agent as security and the sole source of satisfaction for any Damages incurred from time to time by any of the Indemnified Persons and for which the Indemnified Persons are entitled to recover pursuant to the provisions of Section 9 of the Stock Purchase Agreement. The Escrow Stockholders agree that all Damages for which any Indemnified Person is entitled to be indemnified by Escrow Stockholders may be recovered and satisfied by issuance to each Indemnified Person of the appropriate number of shares of Escrow Stock determined in accordance with this Agreement and to be recovered from each Escrow Stockholder in the percentage set forth opposite its name on Schedule 1. For all purposes under this Agreement, and all notices delivered hereunder, each share of Escrow Stock shall be deemed to have a value equal to $1.25 per share.

4.   PROCEDURE FOR INDEMNIFICATION CLAIMS AGAINST THE ESCROW STOCK

          (a) In the event that EDT believes in good faith that there exist reasonable grounds on the part of any of the Indemnified Persons to make a claim for Damages (an "Indemnification Claim") against the Escrow Stock, EDT will deliver to the Escrow Agent and the Escrow Stockholders a certificate in substantially the form of Exhibit A attached hereto (a "Notice of Claim"). The Escrow Agent shall give written notice to EDT and the Escrow Stockholders of its receipt of a Notice of Claim not later than the fifth (5th) business day following receipt thereof, together with a copy of such Notice of Claim.

          (b) If the Escrow Agent: (i) shall not, within fifteen (15) business days following its receipt of a Notice of Claim (the "Objection Period"), have received from the Escrow Stockholders a certificate in substantially the form of Exhibit B attached hereto (an "Objection Certificate") disputing the obligation to pay the claims referred to in such Notice of Claim; or (ii) shall have received an Objection Certificate within the Objection Period and shall thereafter have received either (A) a certificate from EDT and the objecting Escrow Stockholders substantially in the form of Exhibit C attached hereto (a "Resolution Certificate") stating that EDT and the Escrow Stockholders have agreed that the claims referred to in such Notice of Claim (or a specified portion thereof) are payable to EDT, or (B) a final judgment entered in a court proceeding or an arbitration order accompanied by a certificate of EDT substantially in the form of Exhibit D attached hereto (a "Judgment Certificate") stating that the claims referred to in such Notice of Claim (or a specified portion thereof) are payable to EDT, then the Escrow Agent shall, within five (5) business days following the expiration of the Objection Period, in the case of subclause (i), or the Escrow Agent's receipt of a Resolution Certificate or a Judgment Certificate, in the case of subclause (ii), deliver to EDT the Escrow Stock against delivery by EDT of certificates evidencing the balance of the Escrow Stock equal to the difference between (x) the aggregate balance of Escrow Stock originally delivered to Escrow Agent pursuant to the terms of this Agreement less (y) any Escrow Stock previously distributed to EDT and the Escrow Stockholders pursuant to the terms hereof less (z) the Escrow Stock to be delivered to EDT in satisfaction of the applicable Indemnification Claim.

          (c) The Escrow Stockholders shall not deliver an Objection Certificate to the Escrow Agent unless the Escrow Stockholders believe in good faith that there exists reasonable grounds for the objection set forth in such certificate, and any Objection Certificate delivered to the Escrow Agent by the Escrow Stockholders shall be concurrently delivered to EDT. The Escrow Agent shall give written notice to EDT and the Escrow Stockholders of its receipt of an Objection Certificate not later than the fifth (5th) business day following receipt thereof, together with a copy of such Objection Certificate. EDT will deliver to the Escrow Stockholders a Resolution Certificate or Judgment Certificate concurrently with the delivery of such Resolution Certificate or Judgment Certificate to the Escrow Agent. The Escrow Agent shall give written notice to EDT and the Escrow Stockholders of its receipt of a Resolution Certificate or Judgment Certificate not later than the fifth (5th) business day following receipt thereof, together with a copy of such Resolution Certificate or Judgment Certificate.

          (d) Upon (i) EDT's determination that reasonable grounds no longer exist for an Indemnification Claim referred to in a Notice of Claim (or a specified portion thereof), or (ii) EDT's decision to release its claim with respect to any Indemnification Claim referred to in a Notice of Claim (or a specified portion thereof), EDT will promptly deliver to the Escrow Agent and the Escrow Stockholders a certificate substantially in the form of Exhibit E attached hereto (a "Cancellation Certificate") canceling such Notice of Claim (or such specified portion thereof), and such Notice of Claim (or such specified portion thereof) shall thereupon be deemed canceled. The Escrow Agent shall give written notice to EDT and the Escrow Stockholders of its receipt of a Cancellation Certificate not later than the fifth (5th) business day following receipt thereof, together with a copy of such Cancellation Certificate.

          (e) Upon receipt of a final judgment entered in a court proceeding or an arbitration order stating that the claims (or a specified portion thereof) referred to in a Notice of Claim as to which the Escrow Stockholders have delivered an Objection Certificate within the Objection Period are not payable, the Escrow Stockholders shall deliver to the Escrow Agent and EDT a copy of such order superseding such Notice of Claim (or such specified portion thereof), and such Notice of Claim (or such specified portion thereof) shall thereupon be deemed superseded. The Escrow Agent shall give written notice to EDT and the Escrow Stockholders of its receipt of such order not later than the fifth (5th) business day following receipt thereof.

5.   PERFORMANCE TARGET

     Five Hundred Thousand (500,000) shares of the Escrow Stock will be released to Escrow Stockholders, in proportion to the percentage of Escrow Stock being in the name of each individual Escrow Stockholder, only if EDT receives cash collections during the twelve (12) month period following the Closing Date (the "Performance Target Period") of a total of at least Two Million Dollars ($2,000,000) from UAL Corp., Siemens AG, Hewlett-Packard Company, and their affiliates and successors.

6.   PROCEDURE FOR RELEASE OF PERFORMANCE TARGET ESCROW STOCK

          (a) EDT will send a certificate in substantially the form of Exhibit F attached hereto ("Notice") to the Escrow Agent and Escrow Stockholders, within Thirty Days (30) after the end of the Performance Target Period, stating whether
(i) the performance target as provided in Section 5 has been satisfied and (ii) whether Five Hundred Thousand (500,000) shares of the Escrow Stock or, if fewer than 500,000 shares of Escrow Stock remain with the Escrow Agent, then such lower number of remaining shares should be released to Escrow Stockholders or EDT, in proportion to the percentage of Escrow Stock being in the name of each individual Escrow Stockholder. The Escrow Agent and Escrow Stockholders shall give written notice to EDT of its receipt of the Notice not later than the fifth
(5th) business day following receipt thereof, together with a copy of such Notice.

          (b) If the Escrow Agent: (i) shall not, within fifteen (15) business days following its receipt of a Notice (the "Objection Period"), have received from the Escrow Stockholders a certificate in substantially the form of Exhibit G attached hereto (an "Objection Certificate") disputing the obligation to deliver the shares as provided in such Notice; or (ii) shall have received an Objection Certificate within the Objection Period and shall thereafter have received either (A) a certificate from EDT and the objecting Escrow Stockholder(s) substantially in the form of Exhibit H attached hereto (a "Resolution Certificate") stating that EDT and the Escrow Stockholders have agreed that the shares referred to in such Notice should be released to EDT or Escrow Stockholders, or (B) a final judgment entered in a court proceeding or an arbitration order accompanied by a certificate of EDT or the Escrow Stockholders substantially in the form of Exhibit I attached hereto (a "Judgment Certificate") stating that the shares referred to in such Notice should be released to EDT or Escrow Stockholders, then the Escrow Agent shall, within five
(5) business days following the expiration of the Objection Period, in the case of subclause (i), or the Escrow Agent's receipt of a Resolution Certificate or a

Judgment Certificate, in the case of subclause (ii), deliver to EDT or Escrow Stockholders the shares as provided in the Notice, Resolution Certificate or Judgment Certificate.

          (c) The Escrow Stockholders shall not deliver an Objection Certificate to the Escrow Agent unless the Escrow Stockholders believe in good faith that there exists reasonable grounds for the objection set forth in such certificate, and any Objection Certificate delivered to the Escrow Agent by the Escrow Stockholders shall be concurrently delivered to EDT. The Escrow Agent shall give written notice to EDT and the Escrow Stockholders of its receipt of an Objection Certificate not later than the fifth (5th) business day following receipt thereof, together with a copy of such Objection Certificate. EDT will deliver to the Escrow Stockholders a Resolution Certificate or Judgment Certificate concurrently with the delivery of such Resolution Certificate or Judgment Certificate to the Escrow Agent. The Escrow Agent shall give written notice to EDT and the Escrow Stockholders of its receipt of a Resolution Certificate or Judgment Certificate not later than the fifth (5th) business day following receipt thereof, together with a copy of such Resolution Certificate or Judgment Certificate.

          (d) Upon receipt of a final judgment entered in a court proceeding or an arbitration order stating that the shares referred to in the Notice as to which the Escrow Stockholders have delivered an Objection Certificate within the Objection Period are not payable as provided in such Notice, the Escrow Stockholders shall deliver to the Escrow Agent and EDT a copy of such order superseding such Notice (or such specified portion thereof), and such Notice (or such specified portion thereof) shall thereupon be deemed superseded. The Escrow Agent shall give written notice to EDT and the Escrow Stockholders of its receipt of such order not later than the fifth (5th) business day following receipt thereof.

7.   TERMINATION OF DISBURSEMENTS FROM ESCROW

     The Escrow Agent shall deliver to the Escrow Stockholders on the date that is twelve (12) months after the date hereof, a number of shares of Escrow Stock equal to the difference between (i) the then remaining shares of Escrow Stock minus (ii) a number of shares of Escrow Stock equal in value to the value of any unresolved pending Indemnification Claims (as such value is designated in the applicable Notice of Claim(s)). The Escrow Stock delivered to each Escrow Stockholder will be in the amount of Escrow Stock as determined in the preceding sentence multiplied by the percentage of Escrow Stock opposite its name on
Schedule  1.  Notwithstanding  the  foregoing,   Five  Hundred  Thousand  Shares
(500,000) shall be retained by Escrow Agent until the performance target revenues, as provided in Section 6, have been properly accounted.

     This Agreement shall automatically terminate following the distribution of all Escrow Stock. Notwithstanding anything to the contrary contained in this Agreement or the Stock Purchase Agreement, no distribution shall be made from escrow if, and to the extent, the aggregate value of the number of shares of Escrow Stock remaining in escrow following such distribution would be less than the aggregate Damages claimed by EDT under any Notice of Claim then pending.

8.   DUTIES OF ESCROW AGENT

          (a) Escrow Agent shall not be under any duty to give the Escrow Stock held by it hereunder any greater degree of care than it gives its own similar property.

          (b) Escrow Agent shall not be liable for actions or omissions hereunder, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement.

          (c) Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

          (d) Escrow Agent may act pursuant to the advice of independent counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

          (e) Escrow Agent does not have any interest in the Escrow Stock deposited hereunder but is serving as escrow holder only and has only possession thereof.

          (f) Escrow Agent makes no representation as to the validity, value, genuineness or collectability of any security or other document or instrument held by or delivered to it.

          (g) Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

          (h) Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Stock to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) mutually agreed upon by EDT and the Escrow Stockholders or (ii) the day which is thirty (30) days after the date of delivery of its written notice of resignation to the other parties hereto. If, at that time, Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Stock until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final, nonappealable order of a court of competent jurisdiction.

          (i) In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Stock or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Escrow Stock until Escrow Agent shall have received (i) a final, nonappealable order of a court of competent jurisdiction directing delivery of the Escrow Stock or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Stock, in which event Escrow Agent shall disburse the Escrow Stock in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and nonappealable. Escrow Agent shall act on such court order and legal opinion without further question.

          (j) EDT and Escrow Stockholders hereby agree to reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). Any such compensation and reimbursement to which Escrow Agent is entitled shall be borne fifty percent (50%) by Escrow Stockholders and fifty percent (50%) by EDT. Any fees or expenses of Escrow Agent or its counsel that are not paid as provided for herein may be taken from any property held by Escrow Agent hereunder.

          (k) No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Escrow Agent's name or the rights, powers or duties of Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless Escrow Agent shall first have given its specific written consent thereto.

          (l) The other parties hereto authorize Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it reasonably deems appropriate, including, without limitation, the Depository Trust Company and the Federal Reserve Book Entry System.

9.   LIMITED RESPONSIBILITY

     This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

10.  OWNERSHIP FOR TAX PURPOSES

     Escrow Stockholders agree that, for purposes of federal and other taxes based on income, Escrow Stockholders will be treated as the owner of the Escrow Stock and that Escrow Stockholders will report all income, if any, that is earned on, or derived from, the Escrow Stock as its income in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.

11.  NOTICES

     All notices, Consents, waivers and other communications required or permitted under this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by a nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail (with confirmation by the transmitting equipment); or (c) received by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses and facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number or person as a party may designate by notice to the other parties):

Escrow Stockholders:

     Investor Growth Capital Limited
     12 East 49th Street, 27th Floor
     New York, New York 10017-1028
     Attention: Henry E. Gooss
     Facsimile No.: 212-515-9029
     E-Mail address: henry.e.gooss@investorab.com

     Investor Group, L.P.
     12 East 49th Street, 27th Floor
     New York, New York 10017-1028
     Attention: Henry E. Gooss
     Facsimile No.: 212-515-9029
     E-Mail address: henry.e.gooss@investorab.com

     Leeds Equity Partners III, L.P.
     660 Madison Avenue
     15th Floor
     New York, New York  10021
     Attention: Robert A. Bernstein
     Facsimile No.: 212-835-2020
     E-Mail address: rab@leedsweld.com

with a mandatory copy to:

     Shaw Pittman LLP
     2029 Century Park East, Suite 2025
     Los Angeles, California 90067
     Attention: Eric Klein
     Facsimile No.: 310-551-4501

EDT:

     EDT Learning, Inc.
     2999 N. 44th St., Suite 650
     Phoenix, Arizona  85018-7273
     Attention: James L. Dunn, Jr.
     Facsimile No.: 602-952-1200

with a mandatory copy to:

     Jackson Walker L.L.P.
     901 Main Street, Suite 6000
     Dallas, Texas  75202
     Attention: James S. Ryan, III
     Facsimile No.: 214-953-6000

Escrow Agent:

     Jackson Walker L.L.P.
     901 Main Street, Suite 6000
     Dallas, Texas  75202
     Attention: James S. Ryan, III
     Facsimile No.: 214-953-6000

12.  JURISDICTION; SERVICE OF PROCESS

     Any Proceeding arising out of or relating to this Agreement may be brought in the courts of the State of Arizona, County of Maricopa, or, if it has or can acquire jurisdiction, in the United States District Court for Arizona, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding and waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement in any other court. Process in any Proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

13.  EXECUTION OF AGREEMENT

     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for any purposes whatsoever.

14.  SECTION HEADINGS, CONSTRUCTION

     The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

15.  WAIVER

     The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

16.  ENTIRE AGREEMENT AND MODIFICATION

     This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by EDT, Escrow Stockholders and Escrow Agent.

17.  GOVERNING LAW

     This Agreement shall be governed by the laws of the State of Arizona without regard to conflicts of law principles that would require the application of any other law.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

EDT LEARNING, INC.                      INVESTOR GROWTH CAPITAL LIMITED

By: /s/ James M. Powers, Jr.            By:
    ------------------------------          ------------------------------
Its: CEO                                Its:
     -----------------------------           -----------------------------


INVESTOR GROUP L.P.                     LEEDS EQUITY PARTNERS III, L.P.

By:                                     By:
    ------------------------------          ------------------------------
Its:                                    Its:
     -----------------------------           -----------------------------

ESCROW AGENT

JACKSON WALKER L.L.P.

By:
    ------------------------------
Its:
     -----------------------------

                                    EXHIBIT A

                                 NOTICE OF CLAIM

     The undersigned, Indemnified Person, pursuant to Section 4 of the Escrow Agreement dated as of June __, 2002 (the "Escrow Agreement"), by and among EDT Learning, Inc., a Delaware corporation ("EDT"), Investor Growth Capital Limited, a Guernsey corporation ("IGCLTD"), Investor Group L.P., a Guernsey limited partnership ("IGLP") (IGCLTD and IGLP collectively referred to as "IGC"), Leeds Equity Partners III, L.P., a Delaware limited partnership ("Leeds") (IGC and Leeds collectively referred to herein as "Escrow Stockholders") and Jackson Walker L.L.P., as escrow agent ("Escrow Agent"), (terms defined in the Escrow Agreement have the same meanings when used herein), hereby delivers this Notice of Claim to you, the Escrow Agent, and hereby:

     a. certifies that Indemnified Person has sent to the Escrow Stockholders a written notification of a claim for indemnity pursuant to the terms of the Escrow Agreement in the amount of $_______________; and

     b. instructs you to deliver to Indemnified Person Escrow Stock (value of $1.25 per share) to satisfy the amount set forth in paragraph (a) above, and such Escrow Stock shall be delivered in accordance with Section 4(b) of the Escrow Agreement, within five (5) Business Days following the expiration of the Objection Period, unless you receive an Objection Certificate from Escrow Stockholders prior to the expiration of the Objection Period, in which case you are instructed to pay such amount (or any specified portion thereof) within five
(5) Business Days following your receipt of a Resolution Certificate or a Judgment Certificate.

                                        INDEMNIFIED PERSON



                                        By: ____________________________________
                                           [Name], [Title]

Dated:_________________

                                    EXHIBIT B

                              OBJECTION CERTIFICATE

     The undersigned, Escrow Stockholders, pursuant to Section 4 of the Escrow Agreement dated as of June __, 2002 (the "Escrow Agreement"), by and among EDT Learning, Inc., a Delaware corporation ("EDT"), Investor Growth Capital Limited, a Guernsey corporation ("IGCLTD"), Investor Group L.P., a Guernsey limited partnership ("IGLP") (IGCLTD and IGLP collectively referred to as "IGC"), Leeds Equity Partners III, L.P., a Delaware limited partnership ("Leeds") (IGC and Leeds collectively referred to herein as "Escrow Stockholders") and Jackson Walker L.L.P., as escrow agent ("Escrow Agent"), (terms defined in the Escrow Agreement have the same meanings when used herein), hereby deliver this Objection Certificate to you, the Escrow Agent, and hereby:

     a. dispute that the claims for Damages referred to in the Notice of Claim dated ____________ are payable to Indemnified Person (identified in the Notice of Claim) pursuant to the terms of Section 9 of the Stock Purchase Agreement;

     b. certify that the undersigned has sent to Indemnified Person a written statement dated _____________ disputing the liability of the undersigned to Indemnified Person for such claim; and

     c. instruct you to withhold delivery to Indemnified Person of Escrow Stock (value of $1.25 per share) to satisfy the amount set forth in paragraph (a) unless and until you receive a Resolution Certificate or a Judgment Certificate, in which case you are authorized to deliver Escrow Stock to satisfy such amount (or any portion thereof) specified in such Resolution Certificate or Judgment Certificate, and such Escrow Stock shall be delivered in accordance with Section 4(b) of the Escrow Agreement, within five (5) Business Days following your receipt of such Resolution Certificate or a Judgment Certificate.

                                        ESCROW STOCKHOLDERS:

                                        INVESTOR GROWTH CAPITAL LIMITED

                                        By:      _______________________________
                                        Its:     _______________________________


                                        INVESTOR GROUP L.P.

                                        By:      _______________________________
                                        Its:     _______________________________

                                        LEEDS EQUITY PARTNERS III, L.P.

                                        By:      _______________________________
                                        Its:     _______________________________

Dated: _________________

                                    EXHIBIT C

                             RESOLUTION CERTIFICATE

     The undersigned, Indemnified Person, pursuant to Section 4 of the Escrow Agreement dated as of June __, 2002 (the "Escrow Agreement"), by and among EDT Learning, Inc., a Delaware corporation ("EDT"), Investor Growth Capital Limited, a Guernsey corporation ("IGCLTD"), Investor Group L.P., a Guernsey limited partnership ("IGLP") (IGCLTD and IGLP collectively referred to as "IGC"), Leeds Equity Partners III, L.P., a Delaware limited partnership ("Leeds") (IGC and Leeds collectively referred to herein as "Escrow Stockholders") and _____________________, as escrow agent ("Escrow Agent"), (terms defined in the Escrow Agreement have the same meanings when used herein), hereby delivers this Resolution Certificate to you, the Escrow Agent, and hereby:

     d. certify that Indemnified Person and the Escrow Stockholders have resolved their dispute as to the claims described in the Notice of Claim dated _____________ and the related Objection Certificate dated _____________ and that the amount owed with respect to the claims described in such certificates is $______________; and

     e. instruct you to deliver to Indemnified Person Escrow Stock (value of $1.25 per share) to satisfy the amount set forth in paragraph (a) above, and such Escrow Stock shall be delivered in accordance with Section 4(b) of the Escrow Agreement, within five (5) Business Days of your receipt of this Resolution Certificate.

                                        [INDEMNIFIED PERSON]


                                        By:_____________________________
                                            [Name], [Title]


                                        ESCROW STOCKHOLDERS:

                                        INVESTOR GROWTH CAPITAL LIMITED

                                        By: _____________________________
                                        Its:_____________________________

                                        INVESTOR GROUP L.P.

                                        By: _____________________________
                                        Its:_____________________________

                                        LEEDS EQUITY PARTNERS III, L.P.

                                        By: _____________________________
                                        Its:_____________________________

Dated:_________________

                                    EXHIBIT D

                              JUDGMENT CERTIFICATE

     The undersigned, Indemnified Person, pursuant to Section 4 of the Escrow Agreement dated as of June __, 2002 (the "Escrow Agreement"), by and among EDT Learning, Inc., a Delaware corporation ("EDT"), Investor Growth Capital Limited, a Guernsey corporation ("IGCLTD"), Investor Group L.P., a Guernsey limited partnership ("IGLP"), (IGCLTD and IGLP collectively referred to as "IGC"), Leeds Equity Partners III, L.P., a Delaware limited partnership ("Leeds") (IGC and Leeds collectively referred to herein as "Escrow Stockholders") and _____________________, as escrow agent ("Escrow Agent"), (terms defined in the Escrow Agreement have the same meanings when used herein), hereby delivers this Judgment Certificate to you, the Escrow Agent, and hereby:

     f. certifies that attached hereto is a copy of a final arbitration order resolving the dispute between Indemnified Person and the undersigned Escrow Stockholders as to the claim described in the Notice of Claim dated ____________ and the related Objection Certificate dated ______________ and that the amount owed with respect to the claim described in such certificates, as provided in such judgment, is $______________; and

     g. instructs you to deliver to Indemnified Person such number of shares of Escrow Stock (value of $1.25 per share) to satisfy the amount set forth in paragraph (a) above, and such Escrow Stock shall be delivered in accordance with
Section 4(b) of the Escrow Agreement, within five (5) Business Days of your receipt of this Resolution Certificate.

                                        [INDEMNIFIED PERSON]



                                        By: _____________________________
                                            [Name], [Title]

Dated:_________________

                                    EXHIBIT E

                            CANCELLATION CERTIFICATE

     The undersigned, Indemnified Person, pursuant to Section 4 of the Escrow Agreement dated as of June __, 2002 (the "Escrow Agreement"), by and among EDT Learning, Inc., a Delaware corporation ("EDT"), Investor Growth Capital Limited, a Guernsey corporation ("IGCLTD"), Investor Group L.P., a Guernsey limited partnership ("IGLP") (IGCLTD and IGLP collectively referred to as "IGC"), Leeds Equity Partners III, L.P., a Delaware limited partnership ("Leeds") (IGC and Leeds collectively referred to herein as "Escrow Stockholders") and _____________________, as escrow agent ("Escrow Agent"), (terms defined in the Escrow Agreement have the same meanings when used herein), hereby delivers this Cancellation Certificate to you, the Escrow Agent, and hereby:

     h. certifies that it hereby releases [all] [specify portion] of the claims designated in the Notice of Claim dated _________________ and that, as a result, the remaining Damages claimed by Indemnified Person with respect to such Notice of Claim is $__________; and

     i. agrees that such Notice of Claim is, to the extent released as provided in paragraph (a) above, canceled.

                                        [INDEMNIFIED PERSON]



                                        By: _____________________________
                                            [Name], [Title]

Dated:_________________

                                    EXHIBIT F

                                     NOTICE

     The undersigned, pursuant to Section 6 of the Escrow Agreement dated as of June __, 2002 (the "Escrow Agreement"), by and among EDT Learning, Inc., a Delaware corporation ("EDT"), Investor Growth Capital Limited, a Guernsey corporation ("IGCLTD"), Investor Group L.P., a Guernsey limited partnership ("IGLP") (IGCLTD and IGLP collectively referred to as "IGC"), Leeds Equity Partners III, L.P., a Delaware limited partnership ("Leeds") (IGC and Leeds collectively referred to herein as "Escrow Stockholders") and _____________________, as escrow agent ("Escrow Agent"), (terms defined in the Escrow Agreement have the same meanings when used herein), hereby delivers this Notice to you, the Escrow Agent, and hereby:

     j. certifies that EDT has sent to the Escrow Stockholders a written notification stating that the performance target [has/has not] been satisfied; and

     k. instructs you to deliver to [EDT/Escrow Stockholders] Five Hundred Thousand shares (500,000) of Escrow Stock within five (5) Business Days following the expiration of the Objection Period, unless you receive an Objection Certificate from Escrow Stockholders prior to the expiration of the Objection Period, in which case you are instructed to deliver the Escrow Stock within five (5) Business Days following your receipt of a Resolution Certificate or a Judgment Certificate.

                                        EDT LEARNING, INC.



                                        By:_________________________________
                                        Its:________________________________

Dated:_________________

                                    EXHIBIT G

                              OBJECTION CERTIFICATE

     The undersigned, pursuant to Section 6 of the Escrow Agreement dated as of June __, 2002 (the "Escrow Agreement"), by and among EDT Learning, Inc., a Delaware corporation ("EDT"), Investor Growth Capital Limited, a Guernsey corporation ("IGCLTD"), Investor Group L.P., a Guernsey limited partnership ("IGLP") (IGCLTD and IGLP collectively referred to as "IGC"), Leeds Equity Partners III, L.P., a Delaware limited partnership ("Leeds") (IGC and Leeds collectively referred to herein as "Escrow Stockholders") and _____________________, as escrow agent ("Escrow Agent"), (terms defined in the Escrow Agreement have the same meanings when used herein), hereby delivers this Notice to you, the Escrow Agent, and hereby:

     l. dispute that the performance target has not been satisfied;

     m. certify that the undersigned has sent to EDT a written statement dated _____________ disputing EDT's determination that the performance target has not been satisfied; and

     n. instruct you to withhold delivery to EDT of the Five Hundred Thousand shares (500,000) of Escrow Stock (a) unless and until you receive a Resolution Certificate or a Judgment Certificate, in which case you are authorized to deliver the Escrow Stock specified in such Resolution Certificate or Judgment Certificate within five (5) Business Days following your receipt of such Resolution Certificate or a Judgment Certificate.

                                        ESCROW STOCKHOLDERS:

                                         INVESTOR GROWTH CAPITAL LIMITED

                                         By:  _____________________________
                                         Its: _____________________________

                                         INVESTOR GROUP L.P.

                                         By:  _____________________________
                                         Its: _____________________________

                                         LEEDS EQUITY PARTNERS III, L.P.

                                         By:  _____________________________
                                         Its: _____________________________

Dated: _________________

                                    EXHIBIT H

                             RESOLUTION CERTIFICATE

     The undersigned, pursuant to Section 6 of the Escrow Agreement dated as of June __, 2002 (the "Escrow Agreement"), by and among EDT Learning, Inc., a Delaware corporation ("EDT"), Investor Growth Capital Limited, a Guernsey corporation ("IGCLTD"), Investor Group L.P., a Guernsey limited partnership ("IGLP") (IGCLTD and IGLP collectively referred to as "IGC"), Leeds Equity Partners III, L.P., a Delaware limited partnership ("Leeds") (IGC and Leeds collectively referred to herein as "Escrow Stockholders") and _____________________, as escrow agent ("Escrow Agent"), (terms defined in the Escrow Agreement have the same meanings when used herein), hereby delivers this Notice to you, the Escrow Agent, and hereby:

     o. certify that EDT and the undersigned Escrow Stockholders have resolved their dispute as to the dispute described in the Notice dated _____________ and the related Objection Certificate dated _____________; and

     p. instruct you to deliver to [EDT/Escrow Stockholders] Five Hundred Thousand shares (500,000) of Escrow Stock, within five (5) Business Days of your receipt of this Resolution Certificate.

                                        EDT LEARNING, INC.


                                        By:_______________________________
                                        Its:______________________________

                                        ESCROW STOCKHOLDERS:

                                        INVESTOR GROWTH CAPITAL LIMITED

                                        By:  _____________________________
                                        Its: _____________________________

                                        INVESTOR GROUP L.P.

                                        By:  _____________________________
                                        Its: _____________________________

                                        LEEDS EQUITY PARTNERS III, L.P.

                                        By:  _____________________________
                                        Its: _____________________________


Dated:_________________

                                    EXHIBIT I

                              JUDGMENT CERTIFICATE

     The undersigned, pursuant to Section 6 of the Escrow Agreement dated as of June __, 2002 (the "Escrow Agreement"), by and among EDT Learning, Inc., a Delaware corporation ("EDT"), Investor Growth Capital Limited, a Guernsey corporation ("IGCLTD"), Investor Group L.P., a Guernsey limited partnership ("IGLP") (IGCLTD and IGLP collectively referred to as "IGC"), Leeds Equity Partners III, L.P., a Delaware limited partnership ("Leeds") (IGC and Leeds collectively referred to herein as "Escrow Stockholders") and _____________________, as escrow agent ("Escrow Agent"), (terms defined in the Escrow Agreement have the same meanings when used herein), hereby delivers this Notice to you, the Escrow Agent, and hereby:

     q. certifies that attached hereto is a copy of a final arbitration order resolving the dispute between EDT and the Escrow Stockholders as to the claim described in the Notice dated ____________ and the related Objection Certificate dated ______________; and

     r. instructs you to deliver to [EDT/Escrow Stockholders] Five Hundred Thousand shares (500,000) of Escrow Stock, within five (5) Business Days of your receipt of this Judgment Certificate.

                                     [EDT LEARNING, INC. OR ESCROW STOCKHOLDERS]


                                     By:________________________________
                                     Its:_______________________________

Dated:_________________

                                   SCHEDULE 1

                                             AMOUNT OF           PERCENTAGE OF
      ESCROW STOCKHOLDER                    ESCROW STOCK         ESCROW STOCK
      ------------------                    ------------         ------------
Investor Growth Capital Limited                350,000                35%

Investor Group L.P.                            150,000                15%

Leeds Equity Partners III, L.P.                500,000                50%